SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

GENENTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
RELATIONSHIP WITH ROCHE
CORPORATE GOVERNANCE
PROPOSAL 1 — ELECTION OF DIRECTORS
BOARD COMMITTEES AND MEETINGS
COMPENSATION OF DIRECTORS
PROPOSAL 2 — AMENDMENT OF THE 1991 EMPLOYEE STOCK PLAN
EQUITY COMPENSATION PLANS
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
COMPENSATION OF NAMED EXECUTIVE OFFICERS
STOCK OPTION GRANTS AND EXERCISES AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
LOANS AND OTHER COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT
PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL ACCOUNTING FEES AND SERVICES
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING
OTHER MATTERS
APPENDIX A
APPENDIX B

1 DNA Way

South San Francisco, California 94080-4990

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, April 20, 2006

TIME	10:00 a.m., Pacific Daylight Time

PLACE	Westin Hotel 1 Old Bayshore Highway Millbrae, California

ITEMS OF BUSINESS	1. To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2. To approve an amendment to the 1991 Employee Stock Plan.

3. To ratify Ernst & Young LLP as our independent registered public accounting firm for 2006.

4. To consider any other matters properly brought before the stockholders at the annual meeting or at any adjournment or postponement of the annual meeting.

RECORD DATE	You are entitled to vote at the annual meeting if you were a stockholder at the close of business on Wednesday, February 22, 2006.

ADMISSION	If you are a stockholder of record, you may be asked to present proof of identification for admission to the annual meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present proof of identification and a statement from your broker, bank or other nominee, reflecting your beneficial ownership of Genentech, Inc. common stock as of February 22, 2006, as well as a proxy from the record-holder to you. Please be prepared to provide this documentation if requested.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the Questions and Answers beginning on page 1 of the Proxy Statement and the instructions on your proxy card.

By Order of the Board,

STEPHEN G. JUELSGAARD

Executive Vice President, General

Counsel and Secretary

This Proxy Statement and accompanying proxy card are being

distributed on or about March 14, 2006.

ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS

Our annual meeting materials are available electronically. As an alternative to receiving printed copies of these materials in future years, you can elect to receive an e-mail which will provide an electronic link to these documents as well as allow you the opportunity to conduct your voting online. By registering for electronic delivery, you can conveniently receive stockholder communications as soon as they are available without waiting for them to arrive via postal mail. You can also reduce the number of documents in your personal files, eliminate duplicate mailings, help us reduce our printing and mailing expenses and conserve natural resources.

HOW TO ENROLL

Stockholders of Record

You are a stockholder of record if you hold your shares in certificate form. If you vote on the Internet at www.computershare.com/expressvote simply follow the directions for enrolling in the electronic delivery service. You also may enroll in the electronic delivery service at any time in the future by going directly to www.econsent.com/dna and following the instructions.

Beneficial Stockholders

You are a beneficial stockholder if your shares are held by a brokerage firm, bank or other nominee. Please check with your bank, broker or relevant nominee regarding the availability of this service.

If you have any questions about electronic delivery, please contact our Investor Relations Department by phone at (650) 225-4150 or by e-mail at investor.relations@gene.com.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors of Genentech, Inc. (the “Company”) is providing you with these proxy materials, and is soliciting proxies to be voted, in connection with the annual meeting of stockholders, which will take place at 10:00 a.m. Pacific Daylight Time on April 20, 2006. You are invited to attend the annual meeting and requested to vote on the proposals described in this Proxy Statement.

Q:	Who can vote at the annual meeting?

A:	Stockholders who owned our common stock of record on February 22, 2006 may vote at the annual meeting. Each share of common stock is entitled to one vote. There were 1,053,824,124 shares of our common stock outstanding on February 22, 2006.

Q:	What is the proxy card?

A:	The proxy card enables you to appoint Arthur D. Levinson and Stephen G. Juelsgaard as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Dr. Levinson and Mr. Juelsgaard to vote your shares at the meeting as you have instructed them on the proxy card. This way, you can vote your shares whether or not you attend the meeting.

Q:	What am I voting on?

A:	We are asking you to vote on:

•	the election of directors for one-year terms,

•	a proposal to amend our 1991 Employee Stock Plan, and

•	the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2006.

Q:	How do I vote?

A:	BY MAIL: Please complete and sign your proxy card and mail it in the enclosed pre-addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal is properly presented for a vote at the annual meeting that is not on the proxy card, your shares will be voted in the best judgment of Dr. Levinson and Mr. Juelsgaard. If you submit your proxy card but do not mark your voting instructions on the proxy card, your shares will be voted as follows:

•	FOR the named nominees as directors,

•	FOR approval of an amendment to the 1991 Employee Stock Plan,

•	FOR ratification of Ernst & Young LLP as our independent registered public accounting firm for 2006, and

•	according to the best judgment of Dr. Levinson and Mr. Juelsgaard if a proposal that is not on the proxy card comes up for a vote at the meeting.

BY TELEPHONE: Please follow the “To vote using the Telephone” instructions that accompanied your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

BY INTERNET: Please follow the “To vote using the Internet” instructions that accompanied your proxy card. If you vote by Internet, you do not have to mail in your proxy card.

IN PERSON: We will pass out written ballots to anyone who wants to vote in person at the annual meeting. However, if you hold your shares in street name, you must request a proxy card from your broker in order to vote at the meeting. Holding shares in “street name” means that you hold them through a brokerage firm, bank, or other nominee, and, therefore, the shares are not held in your individual name in the records maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”).

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you hold your shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please complete and return all the proxy cards you receive to ensure that all your shares are voted.

Q:	Can I change my vote?

A:	You may revoke your proxy and change your vote by:

•	signing another proxy card with a later date and returning it before the polls close at the annual meeting;

•	voting on a later date over the Internet or by telephone (only your latest Internet or telephone proxy submitted by the deadlines printed on your proxy card and prior to the annual meeting will be counted); or

•	voting in person at the annual meeting.

Q:	How many shares must be present to hold the annual meeting?

A:	To hold the annual meeting and conduct business, a majority of the Company’s outstanding shares as of February 22, 2006 must be present in person or by proxy at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy.

Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum. Broker non-votes occur when shares held by a stockholder in street name are not voted with respect to a proposal because the broker has not received voting instructions from the stockholder, and the broker lacks discretionary voting power to vote the shares.

Q:	How many votes must nominees for director receive to be elected?

A:	Because seven (7) directors are to be elected at the annual meeting, the seven individuals receiving the highest number of votes FOR election will be elected.

Q:	How many votes must the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006 receive to be approved?

A:	The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2006 will be approved if a majority of the shares present at the meeting in person or by proxy vote FOR approval.

Q:	How many votes must the amendment of the 1991 Employee Stock Plan receive to be approved?

A:	The amendment to the 1991 Employee Stock Plan will be approved if a majority of the shares present at the meeting in person or by proxy vote FOR approval.

Q:	How are votes counted?

A:	You may vote either FOR each director nominee or WITHHOLD your vote from any one or more of the nominees.

You may vote FOR or AGAINST or ABSTAIN from voting on each of the proposals to approve an amendment to the 1991 Employee Stock Plan and to ratify Ernst & Young LLP as our independent registered public accounting firm for 2006. If you abstain from voting on these proposals, it will have the same effect as a vote AGAINST the proposal.

Broker non-votes, although counted toward the quorum, will not count as votes cast with respect to the matter as to which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on the proposals described in this Proxy Statement.

Voting results are tabulated and certified by our transfer agent, Computershare.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Our employees may also solicit proxies through mail, telephone, the Internet or other means, but they do not receive additional compensation for providing those services.

RELATIONSHIP WITH ROCHE

Arrangements between Genentech and Roche

In June 1999, we redeemed all of our callable putable common stock (“special common stock”) held by stockholders other than Roche Holdings, Inc. (“Roche”) for cash pursuant to a contractual obligation with Roche that gave Roche the right to require such a redemption. Upon completion of the redemption, Roche’s ownership percentage of the Company’s special common stock was 100%. In July and October of 1999 and March 2000, Roche completed public offerings of our common stock (“common stock”) and in January 2000, Roche completed an offering of zero-coupon notes exchangeable for our common stock held by Roche. At the conclusion of these public offerings in March 2000, Roche’s ownership of our common stock was 58.9%. On December 31, 2005, Roche’s ownership of our common stock was 55.7%.

During the period Roche owned all of our outstanding equity, we amended our Certificate of Incorporation and entered into an affiliation agreement with Roche that enabled our current management to conduct our business and operations as we had done in the past while at the same time reflecting Roche’s ownership in us. The affiliation agreement is for the exclusive benefit of Roche and can be amended at any time by Roche and us. We also amended our bylaws to provide Roche with certain proportional representation rights with respect to membership on our Board of Directors and committees.

Our Amended and Restated Certificate of Incorporation provides that the provisions of our bylaws described under “Composition of Board of Directors,” “Roche’s Right to Proportional Representation,” “Membership of Committees” and “Nomination of Directors,” may be repealed or amended only by a 60% vote of our stockholders. However, Roche’s right to nominate a number of directors proportional to Roche’s ownership interest until Roche’s ownership interest is less than 5%, may be repealed or amended only by a 90% vote of our stockholders.

The provisions of the affiliation agreement described below under “Roche Approval Required for Certain Actions” and “Licensing and Marketing Agreement” will terminate if Roche owns less than 40% of our stock.

Under our bylaws and for the purposes of the discussion below, unless otherwise noted, an independent director is a director who is not:

•	one of our officers;

•	an employee, director, principal stockholder or partner of Roche or any Roche affiliate; or

•	an employee, director, principal stockholder or partner of an entity (other than Genentech) that depended on Roche for more than 10% of his, her or its revenues or earnings in its most recent fiscal year.

Composition of Board of Directors

As prescribed by our bylaws, our Board currently consists of seven members: three nominees of Roche, one of our executive officers and three independent directors. All of our directors other than those designated by Roche are nominated by the Nominations Committee of the Board. The Board has the authority to further increase the size of the board from time to time. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

Roche’s Right to Proportional Representation

Under our bylaws, Roche is entitled to representation on our Board proportional to its ownership interest in our common stock. Roche is entitled to have a number of directors equal to its percentage ownership of our common stock times the total number of directors, rounded up to the next whole number if Roche’s ownership interest is greater than 50% and rounded down if it is less than or equal to 50%. Upon Roche’s request, we will immediately take action to increase the size of our Board or to fill the vacancies by electing Roche nominees in order to achieve Roche’s proportional representation.

If Roche’s ownership interest of our common stock falls below 40%, the Roche directors will resign to the extent Roche’s representation exceeds its proportional ownership interest. The number of directors required to resign shall be rounded up to the next whole number. Roche shall thereafter be entitled to nominate a number of directors proportional to Roche’s ownership interest rounded down to the next whole number, until Roche’s ownership interest is less than 5%.

Membership of Committees

We have five committees of the Board:

•	Audit Committee;

•	Compensation Committee;

•	Corporate Governance Committee;

•	Executive Committee; and

•	Nominations Committee.

Roche is entitled to designate at least one member of each committee and, upon providing notice to the Company, is entitled to proportional representation on each committee. However, under the Sarbanes–Oxley Act of 2002 (the “Sarbanes–Oxley Act”) and rules of the Securities and Exchange Commission (the “SEC”) promulgated thereunder as well as New York Stock Exchange (“NYSE”) rules relating to corporate governance, no Roche director may be a member of the Audit Committee. Roche’s committee members may designate another Roche director to serve as their alternates on any committee.

Under our bylaws, the Nominations Committee is required to have three members. Any time that Roche’s ownership percentage of our stock is equal to or greater than 80%, the Nominations Committee is to be comprised of two Roche nominees and one independent director. Any time that Roche’s ownership percentage of our stock is less than 80%, the Nominations Committee is to be comprised of a number of Roche nominees equal to Roche’s ownership percentage times three, rounded up to the next whole number if Roche’s total voting power is greater than 50% and rounded down if Roche’s total voting power is less than or equal to 50%. However, Roche may not have more than two nominees at any time. Roche currently has two nominees on the Nominations Committee.

Nomination of Directors

A majority of the members of the Nominations Committee must approve the nomination of any person for director not designated by Roche.

Roche Approval Required for Certain Actions

Without the prior approval of the Roche directors, we will not approve:

•	any acquisition constituting a substantial portion of our business or assets;

•	any sale, lease, license, transfer or other disposal of all or a substantial portion of our business or assets not in the ordinary course of our business;

•	any issuance of capital stock other than (1) issuances pursuant to employee incentive plans not exceeding 5% of our voting stock, (2) issuances upon the exercise, conversion or exchange of any of our outstanding capital stock, and (3) other issuances not exceeding 5% of our voting stock in any 24 month period; and

•	any repurchase or redemption of our capital stock other than (1) a redemption required by the terms of a security and (2) purchases made at fair market value in connection with any of our deferred compensation plans.

For purposes of the first and second bullet points of the previous paragraph, unless a majority of the Board of Directors has made a contrary determination in good faith, a “substantial portion of our business or assets” shall mean a portion of our business or assets accounting for 10% or more of our and our consolidated subsidiaries’ consolidated total assets, contribution to net income or revenues. If Roche makes a request for proportional representation on the Board, until the Roche designees take office as directors, we may not take any action not in the ordinary course of business without Roche’s consent.

Licensing and Marketing Agreement

We have a licensing and marketing agreement with F. Hoffmann-La Roche Ltd (“Hoffmann-La Roche”) and its affiliates, granting them an option to license, use and sell our products in non-U.S. markets. The major provisions of that agreement include the following:

•	Hoffmann-La Roche may exercise its option to license our products upon the occurrence of any of the following: (1) our decision to file an Investigational New Drug application (an “IND”) for a product, (2) completion of a Phase II trial for a product or (3) if Hoffmann-La Roche previously paid us a fee of $10 million to extend its option on a product, completion of a Phase III trial for that product;

•	if Hoffmann-La Roche exercises its option to license a product, it has agreed to reimburse us for development costs as follows: (1) if exercise occurs at the time an IND is filed, Hoffmann-La Roche will pay 50% of development costs incurred prior to the filing and 50% of development costs subsequently incurred, (2) if exercise occurs at the completion of a Phase II trial, Hoffmann-La Roche will pay 50% of development costs incurred through completion of the trial, 75% of development costs subsequently incurred for the initial indication, and 50% of subsequent development costs for new indications, formulations or dosing schedules, (3) if the exercise occurs at the completion of a Phase III trial, Hoffmann-La Roche will pay 50% of development costs incurred through completion of Phase II, 75% of development costs incurred through completion of Phase III, and 75% of development costs subsequently incurred, and $5 million of the option extension fee paid by Hoffmann-La Roche to preserve its right to exercise its option at the completion of a Phase III trial will be credited against the total development costs payable to us upon the exercise of the option; (4) we and Hoffmann-La Roche each have the right to “opt-out” of developing an additional indication for a product for which Hoffmann-La Roche exercised its option, and would not share the costs or benefits of the additional indication, but could “opt-back-in” before approval of the indication by paying twice what would have been owed for development of the indication if no opt-out had occurred;

•	we agreed, in general, to manufacture for and supply to Hoffmann-La Roche its clinical requirements of our products at cost, and its commercial requirements at cost plus a margin of 20%; however, Hoffmann-La Roche will have the right to manufacture our products under certain circumstances;

•	Hoffmann-La Roche has agreed to pay, for each product for which it exercises its option upon either a decision to file an IND with the U.S. Food and Drug Administration (the “FDA”) or completion of the Phase II trials, a royalty of 12.5% on the first $100 million on its aggregate sales of that product and thereafter a royalty of 15% on its aggregate sales of that product in excess of $100 million until the later in each country of the expiration of our last relevant patent or 25 years from the first commercial introduction of that product;

•	for each product for which Hoffmann-La Roche exercises an option after completion of the Phase III trials, it will pay a royalty of 15% on its sales of that product in each country until the later of the expiration of our relevant patent or 25 years from the first commercial introduction of that product; however, $5 million of any option extension fee that Hoffmann-La Roche pays will be credited against royalties due to us in the first calendar year of sales by Hoffmann-La Roche in which aggregate sales of the product exceed $100 million; and

•	Hoffmann-La Roche’s option expires in 2015.

See “Certain Relationships and Related Transactions” on page 30 for a discussion of transactions under other agreements between Hoffmann-La Roche and us.

Registration Rights

We have agreed to use our best efforts to file one or more registration statements under the Securities Act of 1933 in order to permit Roche to offer and sell shares of our common stock.

Generally, we will pay all expenses incident to the performance of our obligations with respect to the registration of Roche’s shares of our common stock except that Roche has agreed to pay certain expenses to be directly incurred by Roche, including underwriting fees, discounts and commissions and counsel fees. In addition, we are only required to pay for two registrations within a 12-month period. Roche and we have each agreed to customary indemnification and contribution provisions with respect to liability incurred in connection with these registrations.

Dispositions by Roche

If Roche and its affiliates sell their majority ownership in our common stock to a successor, Roche will cause the successor to purchase all shares of our common stock not held by Roche:

•	if the consideration is entirely in either cash or equity traded on a U.S. national securities exchange, with consideration in the same form and amounts per share as received by Roche and its affiliates; or

•	in any other case, with consideration either in the same form and amounts per share as received by Roche and its affiliates or with consideration that has a value per share not less than the weighted average value per share received by Roche and its affiliates as determined by an investment bank of nationally recognized standing appointed by a committee of independent directors.

Roche has agreed to cause the buyer to agree to be bound by the obligations described in the preceding paragraph as well as the obligations described under “Business Combinations with Roche” and “Compulsory Acquisitions” below. We have agreed that the buyer shall be entitled to succeed to Roche’s rights described under “Roche’s Right to Proportional Representation” above.

Business Combinations with Roche

Roche has agreed that as a condition to any merger of the Company with Roche or its affiliates or the sale of substantially all of our assets to Roche or its affiliates, that either:

•	the merger or sale must be authorized by a favorable vote at any meeting of a majority of the shares of common stock not owned by Roche, provided that no person or group shall be entitled to cast more than 5% of the votes cast at the meeting; or

•	in the event a favorable vote is not obtained, the value of the consideration to be received by the holders of our common stock, other than Roche, shall be equal to or greater than the average of the means of the ranges of fair values for the common stock as determined by two investment banks of nationally recognized standing appointed by a committee of independent directors.

Roche has agreed that it will not sell any shares of our common stock in the 90 days immediately preceding any proposal by Roche for a merger with us. Roche also agreed that in the event of any merger of the Company with Roche or its affiliates or sale of substantially all of our assets to Roche or its affiliates, each unvested option outstanding under our stock option plans will:

•	be accelerated and become exercisable immediately prior to the consummation of the transaction for the total number of shares of common stock covered by the option;

•	become exchangeable upon the consummation of the transaction for deferred cash compensation, which vests on the same schedule as the shares of the common stock covered by the option, having a value equal to the product of (A) the number of shares covered by the option and (B) the amount which Roche, in its reasonable judgment, considers to be equivalent in value to the consideration per share received by common stock holders in the transaction other than Roche, minus the exercise price per share of the option; or

•	be canceled in exchange for a replacement option to purchase stock of the surviving corporation in the transaction with the terms of the option to provide value equivalent, as determined by Roche in its reasonable discretion, to that of the canceled option.

Compulsory Acquisitions

If Roche owns more than 90% of our common stock for more than two months, Roche has agreed to, as soon as reasonably practicable, effect a merger of the Company with Roche or an affiliate of Roche.

The merger shall be conditioned on the vote or the valuation described under the first two bullets of “Business Combinations with Roche” above.

Roche’s Ability to Maintain its Percentage Ownership Interest in Our Stock

The affiliation agreement provides, among other things, that we will establish a stock repurchase program designed to maintain Roche’s percentage ownership interest in our common stock. The affiliation agreement provides that we will repurchase a sufficient number of shares pursuant to this program such that, with respect to any issuance of common stock by us in the future, the percentage of our common stock owned by Roche immediately after such issuance will be no lower than Roche’s lowest percentage ownership of our common stock at any time after the offering of common stock occurring in July 1999 and prior to the time of such issuance, except that we may issue shares up to an amount that would cause Roche’s lowest percentage ownership to be no more than 2% below the “Minimum Percentage.”

The Minimum Percentage equals a fraction (expressed as a percentage) where the numerator is the lowest number of shares of our common stock owned by Roche since the July 1999 offering (to be adjusted in the future for dispositions of shares of our common stock by Roche), and the denominator is 1,018,388,704 which is the number of shares of our common stock outstanding at the time of the July 1999 offering as adjusted for the two-for-one splits of our common stock in November 1999, October 2000 and May 2004. Each of the numerator and denominator are to be adjusted in the future for stock splits or stock combinations. At December 31, 2005, the Minimum Percentage was 57.7% and under the terms of the affiliation agreement, Roche’s lowest ownership percentage is to be no lower than 55.7%. Roche owned approximately 55.7% of our common stock as of December 31, 2005.

As long as Roche’s percentage ownership is greater than 50%, prior to issuing any shares, the affiliation agreement provides that we will repurchase a sufficient number of shares of our common stock such that, immediately after its issuance of shares, Roche’s percentage ownership will be greater than 50%. The affiliation agreement also provides that, upon Roche’s request, we will repurchase shares of our common stock to increase Roche’s ownership to the Minimum Percentage. The provisions of this stock repurchase program terminate upon Roche owning less than 40% of our stock.

Furthermore, Roche has a continuing option (which is assignable by Roche to any of its affiliates) to (i) buy from us, prior to the occurrence of any event that could result in a decrease in the percentage of common stock owned by Roche and its affiliates, a sufficient amount of our common stock to maintain its then-current ownership percentage and (ii) to buy from us 80% of any class of stock issued by us other than common stock, in each case with a price per share equal to either the average of the last sale price on each of the five immediately preceding trading days on a U.S. national securities exchange on which the shares are traded or, if the sale prices are unavailable, the value of the shares determined in accordance with procedures reasonably satisfactory to Roche and us.

Tax Sharing Agreement

We have a tax sharing agreement with Roche that pertains to the state and local tax returns in which we will be consolidated or combined with Roche. We calculate our tax liability or refund with Roche for these state and local jurisdictions as if we were a stand-alone entity.

CORPORATE GOVERNANCE

The Board of Directors

Our Board of Directors is responsible for broad corporate policy and the overall performance of the Company. Board members remain informed of the Company’s business by reviewing documents, such as management reports on recommendations for proposed Board actions, provided to them before each meeting and by attending presentations made by the Chief Executive Officer and other members of management during these meetings. They are also advised of actions taken by the Audit, Compensation, Corporate Governance, Executive and Nominations Committees of the Board. Directors have access to all our books, records and reports upon request, and members of management are available at all times to answer any questions.

Our Board of Directors is committed to sound and effective corporate governance practices. In this regard, our Board of Directors has formally adopted Principles of Corporate Governance that guide its actions with respect to the composition of the Board, Board functions and responsibilities, the Board’s standing committees, and Board involvement in compliance and ethics matters affecting the Company. We also reviewed with the Board provisions of the Sarbanes-Oxley Act and rules of the SEC and the corporate governance listing standards of the NYSE, and our intention is to comply with all applicable rules and listing standards.

The Board is also committed to legal and ethical conduct in fulfilling its responsibilities. The Board expects all directors, as well as officers and employees, to act ethically at all times and to adhere to the policies comprising our code of ethics known as the Genentech Good Operating Principles. The Board also expects the Chief Executive Officer (“CEO”), the Chief Financial Officer and all senior financial officials to adhere to the Company’s Code of Ethics for the CEO and Senior Financial Officials, especially in matters of public disclosure relating to the Company.

The Principles of Corporate Governance, the Genentech Good Operating Principles and the Code of Ethics for the CEO and Senior Financial Officials can be accessed on our website at www.gene.com. These documents are also available in print to any stockholder who requests them by contacting our Investor Relations department at (650) 225-4150 or by sending an e-mail to investor.relations@gene.com.

Management Executive Committee

The management Executive Committee has responsibility for our overall direction, strategy and operations including, among other things, corporate financial performance, commercial performance, research and development performance, product operations performance and employee development performance. All seven members of the management Executive Committee are executive officers of the Company, and one is also a director. Its members hold the following positions at the company:

•	Chairman and Chief Executive Officer

•	President, Product Development

•	Executive Vice President, Research

•	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

•	Executive Vice President and Chief Financial Officer

•	Executive Vice President, Commercial Operations

•	Executive Vice President, Product Operations

PROPOSAL 1 — ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

Our Board of Directors is elected each year at the annual meeting of stockholders. Our Board is currently comprised of the following seven directors as provided for in our bylaws:

•	three independent directors: Herbert W. Boyer, Debra L. Reed and Charles A. Sanders;

•	one of our executive officers: Arthur D. Levinson, who is also the Chairman of the Board; and

•	three Roche directors: William M. Burns, Erich Hunziker and Jonathan K. C. Knowles.

Each of the incumbent directors is a current nominee for director on our Board. All of these nominees for director, if elected, will serve until the next annual meeting in 2007 or until a successor is elected or appointed, and we expect each of these nominees to be able to serve if elected. If a director nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for any other person the Board of Directors may select or who may be properly nominated by a Genentech stockholder.

In August 2005, the Board appointed Ms. Reed as a director. The Board has determined that Ms. Reed qualifies as an “audit committee financial expert” as defined under SEC rules. Ms. Reed was recommended to the Board of Directors by a third party search firm. In October 2005, Sir Mark Richmond retired from the Board.

The persons named in the enclosed proxy card will vote your proxy for the election of each of these nominees unless you indicate otherwise. Proxies may not be voted for a greater number of persons than the nominees named below.

We show below the name and age of each nominee for director (as of December 31, 2005), his or her current principal occupation, any other position held with the Company, and the period during which he or she has served as a director of the Company.

Name	Age	Principal Occupation/Position Held	Director since
Herbert W. Boyer, Ph.D.	69	Retired co-founder of Genentech and Professor Emeritus of Biochemistry and Biophysics at University of California at San Francisco	1976

William M. Burns	58	Chief Executive Officer of the Pharmaceuticals Division and Member of the Corporate Executive Committee, The Roche Group	2004

Erich Hunziker, Ph.D.	52	Chief Financial Officer and Deputy Head of the Corporate Executive Committee, The Roche Group	2004

Jonathan K. C. Knowles, Ph.D.	58	Head of Global Research and Member of the Corporate Executive Committee, The Roche Group	1998

Arthur D. Levinson, Ph.D.	55	Chairman and Chief Executive Officer of Genentech, Inc.	1995

Debra L. Reed	49	President and Chief Operating Officer of San Diego Gas & Electric and Southern California Gas Co.	2005

Charles A. Sanders, M.D.	73	Retired Chairman and Chief Executive Officer of Glaxo, Inc.; Lead Director of Genentech	1999

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR EACH NOMINEE.

Dr. Boyer, a retired co-founder of Genentech, had been one of our directors since 1976 when he resigned from the Board in June 1999 in connection with the redemption of our special common stock. He was re-elected to the Board in September 1999. He served as a Vice President of Genentech from 1976 to 1991. As a Professor of Biochemistry at the University of California at San Francisco from 1976 to 1991, he demonstrated the usefulness of recombinant DNA technology to produce medicines economically, which laid the groundwork for Genentech’s development. Dr. Boyer has received numerous awards for his research, including the BayBio Pantheon Lifetime Achievement Award in 2005, the National Medal of Science from President George Bush in 1990, the National Medal of Technology in 1989 and the Albert Lasker Basic Medical Research Award in 1980. He is an elected member of the National Academy of Sciences and a Fellow in the American Academy of Arts and Sciences. In 2001, Dr. Boyer was elected to the National Inventors Hall of Fame. In addition, Dr. Boyer serves as Vice-Chairman of the Board of Directors of Allergan, Inc.

Mr. Burns was elected a director of Genentech in April 2004. He was appointed Chief Executive Officer of the Pharmaceuticals Division of The Roche Group, an international healthcare company, in January 2005 and was elected to the Corporate Executive Committee of The Roche Group in 2000. From 2001 to December 2004, Mr. Burns served as Head of the Pharmaceuticals Division of The Roche Group. From 1998 to 2001, Mr. Burns served as the Head of Europe and International Business of Roche Pharmaceuticals. From 1991 to 1998, Mr. Burns served as Global Head of Strategic Marketing and Business Development for Roche Pharmaceuticals. Mr. Burns is a member of the Board of Directors of Chugai Pharmaceutical Co., Ltd. Pursuant to the affiliation agreement, Mr. Burns is a designee of Roche.

Dr. Hunziker was elected a director of Genentech in April 2004. He joined The Roche Group as Chief Financial Officer in 2001 and was elected to the Corporate Executive Committee of The Roche Group at that time. He also served as Controller of The Roche Group from 2001 to 2004. Prior to joining The Roche Group, from 1998 until 2001, Dr. Hunziker was Chief Executive Officer of the Diethelm Group and Diethelm Keller Holding Ltd., a holding company. Dr. Hunziker is a member of the Board of Directors of Holcim Ltd. Pursuant to the affiliation agreement, Dr. Hunziker is a designee of Roche.

Dr. Knowles was elected a director of Genentech in February 1998. He joined The Roche Group as Head of Global Research in September 1997. In January 1998, he became a member of the Corporate Executive Committee of The Roche Group. Dr. Knowles also serves as a member of the Board of Directors of Chugai Pharmaceutical Co., Ltd. Pursuant to the affiliation agreement, Dr. Knowles is a designee of Roche.

Dr. Levinson was appointed Chairman of the Board of Directors of Genentech in September 1999 and was elected its Chief Executive Officer and a director of the Company in July 1995. Since joining the Company in 1980, Dr. Levinson has been a Senior Scientist, Staff Scientist and the Director of the Company’s Cell Genetics Department. Dr. Levinson was appointed Vice President of Research Technology in April 1989, Vice President of Research in May 1990, Senior Vice President of Research in December 1992, Senior Vice President of Research and Development in March 1993 and President in July 1995. Dr. Levinson also serves as a member of the Board of Directors of Apple Computer, Inc. and Google, Inc.

Ms. Reed was elected as a director of Genentech in August 2005. Debra L. Reed is President and Chief Operating Officer of San Diego Gas & Electric (SDG&E) and Southern California Gas Co. (SoCalGas), Sempra Energy’s California regulated utilities. Ms. Reed became President of SDG&E in July 2000. In January 2002, she also became President of SoCalGas and Chief Financial Officer of both SDG&E and SoCalGas. Previously, Ms. Reed served as President of Energy Distribution Services at SoCalGas, overseeing the company’s operations for residential, small-commercial and industrial customers. Ms. Reed serves on the Board of Directors for Halliburton Company.

Dr. Sanders was elected a director of Genentech in August 1999 and the lead director of the Board in February 2003. He served as Chief Executive Officer of Glaxo Inc., a pharmaceutical company, from 1989 to 1994, and was the Chairman of the Board of Glaxo Inc. from 1992 to 1995. He also has served on the Board of Directors of Glaxo plc. Dr. Sanders is a member of the Boards of Directors of Vertex Pharmaceuticals, Biopure Corporation, Cephalon, Inc., Fisher Scientific International, Inc. and Icagen, Inc.

BOARD COMMITTEES AND MEETINGS

During 2005, the Board of Directors held six meetings. Each of our incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which the directors served. None of the members of the Audit, Compensation, Corporate Governance or Nominations Committees was an officer or employee of the Company.

We show below information on the membership, functions and number of meetings of each Board committee held in 2005.

Name of Committee and Members	Functions of the Committee		Number of Meetings

AUDIT Herbert W. Boyer Debra L. Reed(1) Mark Richmond(2) Charles A. Sanders	•	Monitors the integrity of the Company’s financial statements and financial reporting process.	12
	•	Reviews management’s programs to (i) maintain adequate systems of internal financial controls, (ii) safeguard the Company’s assets, (iii) provide appropriate reserves for any legal or regulatory issues and (iv) assess and manage risk.
	•	Monitors the independence and performance of the Company’s independent registered public accountants. Responsible for the selection, compensation, evaluation and replacement of the independent registered public accountants.
	•	Reviews the overall scope and plans for the annual general audit, and the integrated audit of the independent registered public accountants.
	•	Pre-approves all audit services and all other permitted services to be performed by the independent registered public accountants.
	•	Engages, monitors the performance of, and replaces the general auditor and reviews the scope and results of the Company’s general audit program.
	•	Reviews procedures for the receipt, retention, and treatment of complaints regarding the accounting, internal accounting controls or auditing matters.
	•	Reviews and discusses the annual audited financial statements with management and the independent registered public accountants.

COMPENSATION Herbert W. Boyer William M. Burns Erich Hunziker Jonathan K. C. Knowles Debra L. Reed(1) Mark Richmond(2) Charles A. Sanders	•	Administers the Company’s equity incentive plans, the Company’s bonus program and certain other corporate benefits programs.	5
	•	Reviews and approves the Company’s annual bonus pool, annual stock option grants and executive officer compensation, including that of the Chief Executive Officer.
	•	Elects executive officers of the Company.

CORPORATE GOVERNANCE Herbert W. Boyer William M. Burns Erich Hunziker Jonathan K. C. Knowles Debra L. Reed(1) Mark Richmond(2) Charles A. Sanders	•	Reviews the Company’s policies relating to sales and marketing activities, investor relations, corporate relations, government affairs, equal employment opportunity, legal and regulatory affairs, and the Company’s compliance with laws and regulations in those and other areas as well as the Company’s code of ethics, and unless reviewed by the entire Board, the effectiveness of the Board of Directors and Board committees.	5

EXECUTIVE Herbert W. Boyer William M. Burns Arthur D. Levinson	•	Established to act when the full Board of Directors is unavailable.	0
	•	Has the authority of the Board in the management of the business and affairs of the Company, except those powers that cannot be delegated by the Board of Directors by law.

NOMINATIONS Herbert W. Boyer William M. Burns Erich Hunziker	•	Identifies, reviews and recommends potential nominees to the Board and reviews potential nominees recommended by the stockholders.	1

(1)	Ms. Reed was appointed to the Board in August 2005.
(2)	Dr. Richmond served as a member of the Board until October 2005.

Board Matters

As Roche holds more than 50% of the voting power of Genentech, we have elected to rely on an exemption from compliance with NYSE corporate governance listing standards requiring that a majority of the directors on our Board and on the Compensation, Corporate Governance and Nominations Committees of our Board are independent. A majority of the directors on our Board and these committees are not independent under the criteria for independence established under the NYSE corporate governance listing standards.

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend the annual meetings at which they will stand for election or re-election. All directors serving on the Board as of our 2005 Annual Meeting attended that meeting.

Lead Director

Dr. Sanders has been appointed the lead director of the Board and in that role, chairs non-management executive sessions of the Board. As discussed in the Company’s Principles of Corporate Governance, Dr. Sanders also acts as a point of contact for the Company’s stockholders or other third parties who wish to communicate with the Board of Directors other than through the Chairman. Any stockholder or third party who has a concern about the Company’s business conduct or about its accounting, internal accounting controls or financial or auditing matters may communicate that concern directly to Dr. Sanders by addressing correspondence to him, c/o Genentech, Inc., 1 DNA Way, South San Francisco, CA 94080-4990 or by e-mailing Dr. Sanders at csanders@gene.com. Any communications addressed to Dr. Sanders by mail or by e-mail will be sent directly to him.

Director Nomination

Under our bylaws, our Nominations Committee is comprised of three members of which two are Roche directors (Mr. Burns and Dr. Hunziker) and one is an independent director (Dr. Boyer). Roche’s representation on this committee is subject to its ownership percentage of our stock as described in greater detail in “Membership of Committees” under “Relationship with Roche.” The Nominations Committee does not have a formal written charter.

The Nominations Committee will consider director candidates for the Board of Directors recommended by our stockholders. To be considered, stockholders who wish to recommend a candidate for the Board should send a letter to our Corporate Secretary, c/o Genentech, Inc., 1 DNA Way, South San Francisco, CA 94080-4990, with the following information: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of Genentech that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any additional information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to SEC rules. Our bylaws require that any director nominee not designated by Roche be approved by a majority of the members of the Nominations Committee.

The Board’s process for identifying and evaluating potential directors depends on whether such an individual is (i) a nominee of Roche, (ii) a management director or (iii) an independent director as defined in our bylaws. Roche identifies all of its director nominees to the Board without input from the Company or the other non-Roche Board members. If the Board wishes to identify a management director, such individual may be identified as a director nominee by existing Board member(s) or executive management at the Company. If the Board of Directors wishes to identify new independent director candidates for Board membership, it may retain a third party executive search firm to help identify prospective director nominees. At the request of the Company, the search firm may also screen candidates, conduct reference checks, prepare a biography of each candidate for Board or Nominations Committee review, and if appropriate, schedule interviews with the Board or Nominations Committee. The evaluation of management and independent director candidates will take place on the same basis regardless of whether the candidate was recommended by a search firm, a stockholder or identified through any other source.

The Board’s desired minimum qualifications for a director nominee depend on whether such individual is a Roche or non-Roche designee. The Board has not established any minimum criteria for Roche designees as such individuals are identified for nomination by Roche. For any independent director nominees, the nominee must meet the Company’s bylaw requirements for being considered an independent director, and if such nominee will serve on the Audit Committee, also the NYSE and SEC criteria for independence. In addition, with respect to management or independent director nominees, the Board may assess character, judgment, business acumen and experience.

Any other minimum qualifications will be determined by the Board on a case-by-case basis as any such qualifications may vary, depending on whether the Board desires to fill a vacant seat or increase the size of the Board to add new directors. In addition, the Nominations Committee may also evaluate whether a potential director nominee’s skills are complementary to existing Board members’ skills or meet the Board’s need for operations, management, commercial, financial, international or other expertise. We believe that all director nominees should possess the highest personal and professional ethics and be committed to representing both the short-term and long-term interests of our stockholders.

COMPENSATION OF DIRECTORS

Annual Cash Retainer Fee

In 2005, each of our non-employee directors was eligible to receive an annual cash retainer fee of $40,000 per year.

Board Meeting Fees

In 2005, each non-employee director was eligible to receive a fee of $2,500 for each Board meeting at which the director was present in person and $500 for each Board meeting at which the director was present by telephone. No separate fee was paid for attendance at any corresponding committee meeting (except for those of the Audit and Corporate Governance Committees as described below). In addition, in 2005, any director who was required to arrive at the site of a Board meeting one full day or more in advance of the meeting to be present in a timely manner was eligible to receive an additional amount of $1,000 for each day such director spent at the site prior to the meeting.

Audit Committee Fees

In addition to the fees described above, in 2005, each member of the Audit Committee was eligible to receive a fee of $1,500 for each committee meeting at which the director was present in person and $500 for each committee meeting at which the director was present by telephone. In addition, the Chair of the Audit Committee was eligible to receive an annual cash retainer fee of $10,000 and each other Audit Committee member was eligible to receive an annual cash retainer fee of $2,500.

Corporate Governance Committee Fees

In addition to the fees described above, in 2005, each member of the Corporate Governance Committee was eligible to receive a fee of $1,000 for each committee meeting at which the director was present in person.

Equity Compensation

In 2005, our independent directors were eligible to receive a stock option to purchase 15,000 shares of our common stock upon re-election to the Board at the annual meeting. Effective January 1, 2006, the stock option grant our independent directors are eligible to receive upon re-election to the Board at the annual meeting was reduced to 10,000 shares of our common stock. In addition to the re-election grant, our independent directors are eligible to receive a stock option for the purchase of up to an additional 5,000 shares of common stock, based upon the Company’s performance against median peer company performance for the previous fiscal year. The actual number of shares is calculated by multiplying 5,000 by a percentage reflecting the Company’s performance in earnings per share and operating revenue growth above the median performance of peer companies with respect to those same financial measures.

In 2005, our independent directors each received a stock option grant for the purchase of 15,000 shares of our common stock upon re-election to the Board. Each such director also received a stock option grant for the purchase of an additional 5,000 shares of our common stock. These options vest over a twelve-month period with half of the shares vesting on the six month anniversary of the grant date and the other half vesting monthly in equal increments over the remaining six months. The exercise price of the stock option was equal to the closing price of our common stock as reported in The Wall Street Journal on the day of re-election.

In 2005, any new Board member who was an independent director was eligible to receive a stock option to purchase 30,000 shares of our common stock upon first election to the Board. Effective January 1, 2006, the stock option grant a new independent Board member is eligible to receive was reduced to 20,000 shares of our common stock. The options for these new election grants will vest over four years, with the first quarter vesting one year from the grant date and the remainder vesting monthly in equal increments during the remaining 36-month period. The exercise price of stock option grants made on election to the Board will be equal to the closing price of our common stock as reported in The Wall Street Journal on the day of election.

In 2005, our new Board member, Debra Reed, received a stock option grant for the purchase of 30,000 shares of our common stock upon being elected to the Board.

Reimbursement of Expenses

All non-employee directors were eligible to be reimbursed for expenses incurred in connection with their service on the Board in 2005.

In addition, effective February 17, 2005, all directors were eligible to be reimbursed up to $10,000 per year for travel and program costs related to director education.

PROPOSAL 2 — AMENDMENT OF THE

1991 EMPLOYEE STOCK PLAN

We are asking our stockholders to approve an amendment to the 1991 Employee Stock Plan, as amended (the “1991 Plan”) so that we may continue to attract and retain talented employees necessary for the Company’s continued growth and success. We want to increase the number of shares of our common stock (“Common Stock”) that are issuable under the 1991 Plan by 6,000,000.

The 1991 Plan provides eligible employees of the Company and its participating U.S. subsidiaries with the opportunity to purchase shares of Common Stock through payroll deductions. The 1991 Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

On February 7, 2006, our Board of Directors (the “Board”) approved an amendment to increase the number of shares of Common Stock available for purchase under the 1991 Plan by 6,000,000, subject to approval from our stockholders at the 2006 annual meeting.

This amendment of the 1991 Plan requires the vote of a majority of the shares that are present in person or by proxy and entitled to vote at the annual meeting. Our Named Executive Officers have an interest in this proposal because they, along with other eligible employees, may participate in the 1991 Plan.

Description of the 1991 Plan

The following paragraphs provide a summary of the principal features of the 1991 Plan and its operation. The 1991 Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

Eligibility to Participate

Most employees of the Company and its participating U.S. subsidiaries are eligible to participate in the 1991 Plan. However, an employee is not eligible if he or she owns or has the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company. Also, an employee is not eligible if he or she works less than 20 hours per week or less than or equal to 5 months per calendar year. As of December 31, 2005, approximately 8,200 employees were participating in the 1991 Plan.

Administration, Amendment and Termination

The Compensation Committee of the Board (the “Compensation Committee”) administers the 1991 Plan. The members of the Compensation Committee serve at the request of the Board. Subject to the terms of the 1991 Plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the 1991 Plan. The Compensation Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the 1991 Plan that it considers appropriate to promote the Company’s best interests, and to ensure that the 1991 Plan remains qualified under Section 423 of the Internal Revenue Code. The Compensation Committee may delegate one or more of the ministerial duties in the administration of the 1991 Plan.

The Compensation Committee or the Board generally may amend or terminate the 1991 Plan at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, the Company’s stockholders must approve certain material amendments.

Number of Shares of Common Stock Available under the 1991 Plan

Subject to stockholder approval at the 2006 annual meeting, a maximum of 6,759,366 shares of Common Stock will be available for issuance pursuant to the 1991 Plan, including the 6,000,000 that were approved by the Board on February 7, 2006. Shares sold under the 1991 Plan may be newly issued shares or treasury shares. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the 1991 Plan and the various limits on share purchases under the 1991 Plan.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the 1991 Plan. Employees join for an offering period of fifteen months; provided, however, that an employee may cancel his or her enrollment at any time (subject to the 1991 Plan’s rules).

Employees contribute to the 1991 Plan through payroll deductions. Participating employees generally may contribute any whole percentage from 1% to 15% of their eligible compensation through after-tax payroll deductions. From time to time, the Compensation Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the offering periods (but in no event may any offering period exceed 27 months). After an offering period has begun, an employee may increase or decrease his or her contribution percentage (subject to the 1991 Plan’s rules).

Purchase of Shares

Within each fifteen-month offering period, there are five three-month purchase periods. On the first business day after the end of each purchase period (the “Purchase Date”), the Company uses each participating employee’s payroll deductions to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (1) the share’s market value on the first business day of the offering period (the “Enrollment Date”), or (2) the share’s market value on the Purchase Date. “Market value” under the 1991 Plan generally means the closing price of the Common Stock on the New York Stock Exchange on the relevant date. However, in any calendar year, no employee may accrue the right to purchase more than $25,000 of Common Stock under the 1991 Plan (based on the market value of the Common Stock on the applicable Enrollment Date). In addition, no employee may purchase more than 96,000 shares of Common Stock during any offering period, and no more than 1,440,000 shares of Common Stock (1,600,000 shares for those calendar quarters in which the Company pays regular annual bonuses to eligible employees) may be purchased during any calendar quarter by all participating employees. If the total number of shares to be purchased by all participating employees during any calendar quarter exceeds the applicable maximum number for the quarter, the maximum permitted number of shares will be allocated to the participating employees in proportion to the number of shares that they otherwise would have purchased during the calendar quarter.

Termination of Participation

Participation in the 1991 Plan terminates when a participating employee’s employment with the Company or its participating subsidiaries ceases for any reason, the employee withdraws from the 1991 Plan in accordance with its terms, or the Company terminates or amends the 1991 Plan such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares of Common Stock that may be purchased under the 1991 Plan is determined, in part, by the share’s market value on the applicable Enrollment Date and Purchase Date and given that participation in the 1991 Plan is voluntary on the part of eligible employees, the actual number of shares that may be purchased by any individual is not determinable.

1991 Plan Benefits

For illustrative purposes, we show below the number of shares of Common Stock that were purchased during 2005 under the 1991 Plan by the individuals and groups identified below and the weighted average per share purchase price paid for such shares.

Name	Number of Shares Purchased(#)	Weighted Average Purchase Price ($/share)
Arthur D. Levinson Chairman and Chief Executive Officer	628	$33.88
Susan D. Desmond-Hellmann President, Product Development	707	$37.56
Richard H. Scheller Executive Vice President, Research	0	$ 0
Stephen G. Juelsgaard Executive Vice President, General Counsel, Secretary and Chief Compliance Officer	597	$35.69
Ian T. Clark Executive Vice President, Commercial Operations	830	$38.07
Myrtle S. Potter(1) Former President, Commercial Operations	627	$33.88
All current executive officers, as a group	4,793	$37.30
All current directors who are not executive officers, as a group(2)	—	—
All employees including all current officers who are not executive officers, as a group	1,867,483	$39.88

(1)	Ms. Potter no longer served as an executive officer of Genentech as of August 10, 2005.
(2)	Directors who are not employees of the Company or its participating subsidiary may not purchase shares under the 1991 Plan.

U.S. Tax Aspects

Based on management’s understanding of current U.S. federal income tax laws, the tax consequences of the purchase of shares of Common Stock under the 1991 Plan are briefly described below. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant. We advise all participants to consult their own tax advisors concerning the tax implications of shares purchased under the 1991 Plan.

An employee will not have taxable income when the shares of Common Stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of Common Stock purchased through the 1991 Plan.

For shares that the employee does not dispose of until more than 24 months after the applicable Enrollment Date and more than 12 months after the applicable Purchase Date (the “holding period”), gain up to the amount of the discount (if any) from the market value of the shares on the Enrollment Date is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee disposes of the shares for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the shares’ market value on the Purchase Date. Any additional gain (or loss) is taxed to the employee as long-term or short-term capital gain (or loss). The Purchase Date begins the period for determining whether the gain (or loss) is short-term or long-term.

The Company generally may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of shares purchased under the 1991 Plan within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR APPROVAL OF PROPOSAL 2.

EQUITY COMPENSATION PLANS

We show below information as of December 31, 2005 on the Company’s equity compensation plans(1) under which our common stock is authorized for issuance. All information in this Proxy Statement relating to the number of shares and price per share of our common stock give effect to the November 1999, October 2000 and May 2004 two-for-one splits of our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance (excluding securities reflected in first column)
Plans approved by stockholders
2004 Equity Incentive Plan	0	$0	80,000,000	(2)
1999 Stock Plan	82,199,416	$46.92	3,745,994
1991 Employee Stock Plan	(3)	(3)	1,281,194
Plans not approved by stockholders	—	—	—

(1)	We no longer grant stock options under our 1990 Stock Option/Stock Incentive Plan, our 1994 Stock Option Plan, or our 1996 Stock Option/Stock Incentive Plan, but stock option grants exercisable for an aggregate of 127,361 shares, 160,000 shares and 317,681 shares, respectively, remain outstanding under those plans.
(2)	Up to a maximum of 20,000,000 shares that are currently available under the 1999 Stock Plan or that would have otherwise been returned to our 1999 Stock Plan on account of expiration or forfeiture of awards will be available for issuance under the 2004 Equity Incentive Plan.
(3)	Under the Company’s 1991 Employee Stock Plan, participants are permitted to purchase our common stock on certain dates within a pre-determined purchase period. Accordingly, these numbers are not determinable.

BENEFICIAL OWNERSHIP

OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

We show below the number of shares of our common stock beneficially owned as of January 31, 2006 by (a) Roche, (b) FMR Corp., (c) each of our directors, (d) our Chief Executive Officer, our four additional most highly compensated executive officers and one officer who would have been included in this group had she been an executive officer as of December 31, 2005 (the “Named Executive Officers”) and (e) our directors, director nominees and executive officers as a group. In general, “beneficial ownership” refers to shares that an individual or entity has the power to vote, or dispose of, and stock options that are currently exercisable or will become exercisable within 60 days of January 31, 2006. Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

	Genentech Common Stock			Equity Securities of Roche Holding Ltd
Name of Beneficial Owner	Number of Shares		Percent of Class	Number of Shares	Percent of Class
Roche Holdings, Inc.(1)	587,189,380		55.7%	n/a	n/a
FMR Corp.(2)	52,814,074	(3)	5.01%	n/a	n/a
Herbert W. Boyer	85,633	(4)	*	0	0
William M. Burns	0	(5)	*	1	*	*
Erich Hunziker	0	(5)	*	1	*	*
Jonathan K. C. Knowles	0	(5)	*	0	0
Arthur D. Levinson	3,927,397	(6)	*	0	0
Debra L. Reed(7)	0		*	0	0
Charles A. Sanders	148,133	(8)	*	0	0
Susan D. Desmond-Hellmann	1,210,678	(9)	*	0	0
Myrtle S. Potter(10)	53,905	(11)	*	0	0
Richard H. Scheller	37,501	(12)	*	0	0
Stephen G. Juelsgaard	378,544	(13)	*	0	0
Ian T. Clark	26,580	(14)	*	0	0
All directors, director nominees and executive officers as a group (15 persons)	6,534,965	(15)	*	0	*	*

*	Less than 1% of the outstanding shares of our common stock.

**	Less than 1% of the outstanding equity securities of Roche Holding Ltd.

(1)	The address of Roche is One Commerce Center, Suite 1050, 1201 N. Orange Street, Wilmington, Delaware, 19801.

(2)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	All information regarding FMR Corp. and its affiliates is based on information disclosed in a Schedule 13G filed by FMR Corp. and Edward C. Johnson 3rd with the SEC on February 14, 2006 (the “FMR Schedule 13G”) reporting beneficial ownership of Genentech’s common stock as of December 31, 2005. According to the FMR Schedule 13G: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. beneficially owns 49,702,606 of these shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity funds each has sole power to dispose of such shares. The sole power to vote or direct the voting of these shares resides with the funds’ Boards of Trustees; (ii) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 1,465,310 of these shares. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power with respect to such shares and sole power to vote or to direct the voting of 1,264,710 shares; (iii) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., beneficially owns 422,548 shares; and (iv) Fidelity International Limited, an investment advisor (“FIL”) is the beneficial owner of 1,223,610 shares.

(4)	Includes stock options to purchase 58,133 shares that were exercisable on or within 60 days of January 31, 2006.

(5)	As of January 31, 2006, Roche owned 587,189,380 shares of common stock, representing 55.7% ownership. Pursuant to the affiliation agreement, Roche appointed Mr. Burns, Dr. Hunziker and Dr. Knowles as its representatives on our Board of Directors.

(6)	Includes stock options to purchase 3,919,304 shares that were exercisable on or within 60 days of January 31, 2006.

(7)	Ms. Reed was appointed to the board in August 2005.

(8)	Includes stock options to purchase 146,133 shares that were exercisable on or within 60 days of January 31, 2006.

(9)	Includes stock options to purchase 1,210,308 shares that were exercisable on or within 60 days of January 31, 2006.

(10)	Ms. Potter no longer served as an executive officer as of August 10, 2005.

(11)	Includes 1,817 shares held in a Genentech Stock Fund account relating to Genentech’s Tax Reduction Investment Plan and stock options to purchase 50,834 shares of common stock that were exercisable on or within 60 days of January 31, 2006.

(12)	Includes stock options to purchase 37,501 shares that were exercisable on or within 60 days of January 31, 2006.

(13)	Includes stock options to purchase 374,246 shares that were exercisable on or within 60 days of January 31, 2006.

(14)	Includes stock options to purchase 25,750 shares that were exercisable on or within 60 days of January 31, 2006

(15)	Includes stock options to purchase 6,471,121 shares which were exercisable on or within 60 days of January 31, 2006.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

We show below the compensation paid to our Named Executive Officers, including salary, bonuses, stock options and other compensation for the fiscal years ended December 31, 2005, 2004 and 2003:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation	Securities Underlying Options(#)	All Other Compensation(2)

Arthur D. Levinson, Ph.D. Chairman and Chief Executive Officer	2005 2004 2003	$975,833 $894,042 $860,000	$2,000,000 $1,310,000 $1,204,000	$114,353(3)	705,000 900,000 640,000	$ 137,150 $ 125,883 $ 79,800

Susan D. Desmond-Hellmann, M.D., M.P.H. President, Product Development	2005 2004 2003	$598,875 $567,015 $548,600	$ 788,000 $ 610,000 $ 575,000	$ 32,343(4)	300,000 360,000 360,000	$ 72,533 $ 68,518 $ 39,944

Richard H. Scheller, Ph.D. Executive Vice President, Research	2005 2004 2003	$451,021 $413,379 $373,635	$ 529,000 $ 400,000 $ 380,000	$ 83,420(5) $ 53,837(6) $ 56,597(7)	165,000 200,000 250,000	$ 51,061 $ 47,603 $ 24,932

Stephen G. Juelsgaard, D.V.M., J.D. Executive Vice President, General Counsel, Secretary and Chief Compliance Officer	2005 2004 2003	$431,667 $393,750 $370,000	$ 506,000 $ 390,000 $ 350,000	$ 56,776(8)	165,000 200,000 250,000	$ 49,300 $ 44,625 $ 25,800

Ian T. Clark Executive Vice President, Commercial Operations	2005 2004 2003	$349,792 $300,292 $281,708	$ 555,000(9) $ 470,163(10) $ 481,453(11)	$ 93,206(12) $450,585(13) $468,680(14)	125,000 95,000 214,000	$ 39,888 $ 11,004 $ 0

Myrtle S. Potter(15) Former President, Commercial Operations	2005 2004 2003	$426,685(16) $580,213 $562,400	$ 0 $ 610,000 $ 575,000	$453,333(17) $526,366(18) $557,351(19)	0 360,000 360,000	$1,662,588(20) $ 68,923 $ 40,496

(1)	Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under the Company’s Tax Reduction Investment Plan established under Section 401(k) of the Internal Revenue Code.

(2)	Amounts consist of employer contributions credited for 2005, 2004, and 2003 under Genentech’s Tax Reduction Investment Plan (a tax-qualified “401(k)” plan) and Supplemental Plan (a non-qualified plan that operates in parallel with the 401(k) plan). Under the 401(k) plan, which is open to substantially all of our U.S. employees, we make matching contributions based on each participant’s voluntary salary deferrals, subject to plan and Internal Revenue Code limits. In addition, we make a contribution for each eligible employee equal to 1% of his or her eligible compensation, subject to plan and Internal Revenue Code limits. Each of the Named Executive Officers received $12,600 in Company contributions under the 401(k) Plan for 2005 (except Ms. Potter who did not receive a contribution), $12,300 for 2004 (except Mr. Clark who received $7,731), and $8,000 for 2003 (except Mr. Clark who did not receive a contribution). Under the Supplemental Plan, we generally will credit each eligible participant with an amount equal to the additional contributions that he or she would have received under the 401(k) plan, assuming that he or she had been allowed to participate in the 401(k) plan without regard to certain Internal Revenue Code limits on eligible compensation and contribution amounts. Dr. Levinson, Dr. Desmond-Hellmann, Dr. Scheller, Mr. Juelsgaard, Mr. Clark and Ms. Potter received Company contribution credits under the Supplemental Plan of $124,550, $59,933, $38,461, $36,700, $27,288 and $0, respectively, for 2005; $113,583, $56,218, $35,303, $32,325, $3,273 and $56,623, respectively, for 2004; and $71,800, $31,944, 16,932, $17,800, $0 and $32,496, respectively, for 2003.

(3)	Includes amount paid for security services at Dr. Levinson’s personal residence in 2005, which did not increase the value of Dr. Levinson’s residence.

(4)	Includes amount paid for security services at Dr. Desmond-Hellmann’s personal residence in 2005, which did not increase the value of Dr. Desmond-Hellmann’s residence.

(5)	Includes (a) imputed interest of $2,378 on Dr. Scheller’s mortgage assistance loan and a gross-up payment of $2,006 for the estimated income taxes attributed to the imputed interest, (b) loan forgiveness of $30,000 on Dr. Scheller’s mortgage assistance loan and a gross-up payment of $16,693 for the estimated income taxes attributed to the loan forgiveness, and (c) $32,343 paid for security services at Dr. Scheller’s personal residence in 2005, which did not increase the value of Dr. Scheller’s residence.

(6)	Includes (a) imputed interest of $3,876 on Dr. Scheller’s mortgage assistance loan and a gross-up payment of $3,268 for the estimated income taxes attributed to the imputed interest and (b) loan forgiveness of $30,000 on Dr. Scheller’s mortgage assistance loan and a gross-up payment of $16,693 for the estimated income taxes attributed to the loan forgiveness.

(7)	Includes (a) imputed interest of $5,373 on Dr. Scheller’s mortgage assistance loan and a gross-up payment of $4,531 for the estimated income taxes attributed to the imputed interest and (b) loan forgiveness of $30,000 on Dr. Scheller’s mortgage assistance loan and a gross-up payment of $16,693 for the estimated income taxes attributed to the loan forgiveness.

(8)	Includes amount paid for security services at Mr. Juelsgaard’s personal residence in 2005, which did not increase the value of Mr. Juelsgaard’s residence.

(9)	Includes (a) annual bonus of $460,000 earned in 2005, (b) hire bonus of $45,000 paid in 2005, and (c) promotion bonus of $50,000 paid in 2005.

(10)	Includes (a) annual bonus of $265,000 earned in 2004, and (b) hire bonus of $205,163 paid in 2004.

(11)	Includes (a) annual bonus of $232,000 earned in 2003, and (b) hire bonus of $249,453 paid in 2003.

(12)	Includes (a) loan forgiveness of $22,168 on Mr. Clark’s relocation loan, (b) payments made for relocation expenses of $7,994 and gross-up payments of $6,268 for the estimated income taxes attributed to the payment for relocation expenses, and (c) $56,776 paid for security services at Mr. Clark’s personal residence in 2005, which did not increase the value of Mr. Clark’s residence.

(13)	Includes (a) loan forgiveness of $209,318 on Mr. Clark’s relocation loan and a gross-up payment of $95,763 for the estimated income taxes attributed to the loan forgiveness, (b) payments made for relocation expenses of $75,901 and gross-up payments of $59,463 for the estimated income taxes attributed to the payment for relocation expenses, and (c) imputed interest on bridge loan to Mr. Clark of $5,501 and a gross-up payment of $4,639 for the estimated income taxes attributed to the imputed interest.

(14)	Includes (a) payments made for relocation expenses of $173,263 and a gross-up payment of $135,587 for the estimated income taxes attributed to the payment for relocation expenses, (c) car allowance payment of $76,270, (c) relocation taxable subsidy of $48,333 and a gross-up payment of $35,227 for the estimated income taxes attributed to the relocation taxable subsidy.

(15)	Ms. Potter no longer served as an executive officer as of August 10, 2005.

(16)	Includes $50,000 payment for accrued vacation. Ms. Potter also received payments for consulting services in 2005 pursuant to the Transition Agreement and such payments are reflected in the “All Other Compensation” column and are discussed in footnote 20 below.

(17)	Includes (a) loan forgiveness of $200,000 on Ms. Potter’s relocation home loan and a gross-up payment of $168,664 for estimated income taxes attributable to the loan forgiveness, (b) imputed interest of $32,489 on the repayable portion of Ms. Potter’s relocation home loan and a gross-up payment of $27,399 for the estimated income taxes attributable to the imputed interest, and (c) $24,781 paid for security services at Ms. Potter’s personal residence in 2005, which did not increase the value of Ms. Potter’s residence.

(18)	Includes (a) imputed interest of $66,720 on the repayable portion of Ms. Potter’s relocation home loan and a gross-up payment of $56,266 for the estimated income taxes attributable to the imputed interest, (b) imputed interest of $18,833 on the forgivable portion of Ms. Potter’s relocation home loan and a gross-up payment of $15,883 for the estimated income taxes attributable to the imputed interest, and (c) loan forgiveness of $200,000 on Ms. Potter’s relocation home loan and a gross-up payment of $168,664 for the estimated income taxes attributable to the loan forgiveness.

(19)	Includes (a) payment of $1,014 for tax preparation fees incurred by Ms. Potter with an accounting firm (including a gross-up payment of $464 for the estimated income taxes attributable to the payment), (b) imputed interest of $69,748 on the repayable portion of Ms. Potter’s relocation home loan and a gross-up payment of $58,819 for the estimated income taxes attributable to the imputed interest, (c) imputed interest of $32,065 on the forgivable portion of Ms. Potter’s relocation home loan and a gross-up payment of $27,041 for the estimated income taxes attributable to the imputed interest, and (d) loan forgiveness of $200,000 on Ms. Potter’s relocation home loan and a gross-up payment of $168,664 for the estimated income taxes attributable to the loan forgiveness.

(20)	Includes (a) $1,216,000 lump sum payment pursuant to the Transition Agreement described in the section titled “Related Party Transactions,” (b) $405,332 in consultant payments pursuant to the Transition Agreement, (c) $37,444 payment for attorney fees related to negotiation of the Transition Agreement, (d) $3,812 for COBRA payments pursuant to the Transition Agreement.

STOCK OPTION GRANTS AND EXERCISES

OPTION GRANTS IN LAST FISCAL YEAR

We show below information on stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 2005.

	Individual Grants
Name	Number of Securities Underlying Options Granted(1) (#)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price(3) ($/share)	Expiration Date	Grant Date Present Value(4) (in millions)
Arthur D. Levinson	705,000	3.60%	$85.83	9/23/2015	$14.3
Susan D. Desmond-Hellmann	300,000	1.53%	$85.83	9/23/2015	$ 6.1
Richard H. Scheller	165,000	0.84%	$85.83	9/23/2015	$ 3.4
Stephen G. Juelsgaard	165,000	0.84%	$85.83	9/23/2015	$ 3.4
Ian T. Clark	125,000	0.64%	$85.83	9/23/2015	$ 2.5
Myrtle S. Potter	0	0.00%	—	—	—

(1)	The options were granted pursuant to the 1999 Stock Plan and vest over four years, with the first 25% vesting one year from the grant date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date, assuming continued employment with the Company.

(2)	Based on options granted in 2005 to purchase a total of approximately 20 million shares under our 1999 Stock Plan to employees, including the Named Executive Officers. Approximately 18.1 million of these options were granted to approximately 9,000 employees, other than the Named Executive Officers, representing more than 92% of the eligible employee population.

(3)	Represents the fair market value of the underlying shares of common stock based on the closing price of our common stock on the grant date of September 23, 2005.

(4)	Option value was determined using the Black-Scholes option pricing model based on the following assumptions: expected volatility of 29% and a risk free rate of 4.2% for the vesting term of the option. Each option is valued at its exercise price, which is assumed to be equivalent to the market price at the date of grant. This valuation model was adjusted for an overall risk of forfeiture of options. Under FAS 123, forfeitures may be estimated or assumed to be zero; in this model, the forfeiture rate was assumed to be 20%. These assumptions are the same as those used to estimate the fair value of employee stock options for purposes of the FAS 123 disclosure in our Annual Report on Form 10-K. Our use of this model as permitted under SEC rules does not constitute an endorsement of the model nor an acknowledgment that such model can accurately determine the value of options. The fair value method of accounting prescribed requires the use of option valuation models that were not developed for use in valuing employee stock options. The valuation calculations do not necessarily represent the fair market value of individual options, and are not intended to forecast possible future appreciation, if any, of the price of our common stock on the date of exercise as compared to the exercise price of the option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION VALUES

We show below information regarding stock options held by the Named Executive Officers as of December 31, 2005.

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at FY-end		Value of Unexercised in-the-Money Options at FY-end(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Arthur D. Levinson	960,000	$66,268,100	3,766,804	1,772,500	$251,741,675	$56,326,287
Susan D. Desmond-Hellmann	575,000	$33,465,041	1,134,058	798,750	$66,858,615	$26,999,325
Richard H. Scheller	251,042	$10,880,395	16,668	477,500	$996,812	$17,151,331
Stephen G. Juelsgaard	434,500	$24,980,534	327,304	468,916	$16,234,215	$16,479,618
Ian T. Clark	117,541	$4,904,321	6,438	263,271	$364,424	$7,881,962
Myrtle S. Potter	427,599	$20,152,742	58,334	498,750	$3,269,960	$24,998,325

(1)	The value of the unexercised in-the-money options is based on the fair market value of our common stock ($92.50) at the close of business on December 31, 2005, minus the exercise price of the options.

LOANS AND OTHER COMPENSATION

The Sarbanes-Oxley Act prohibits all loans to executive officers and directors of a company and also prohibits any material modifications of loans to such individuals outstanding at the time of enactment on July 30, 2002. Every loan described below was granted by Genentech prior to the enactment of the Sarbanes-Oxley Act or prior to the recipient becoming an executive officer of Genentech, and in accordance with such legislation, the Company will not materially modify or renew any such loan and will not provide any new loans to directors or executive officers.

For purposes of the discussion below, applicable federal rate refers to the minimum interest rate required to be charged on a loan to avoid the imputation of interest income under the Internal Revenue Code, unless an exception applies. The Internal Revenue Service publishes the applicable federal rate on a monthly basis.

In 2000, we made a loan of $2,200,000 to Ms. Myrtle Potter for the purchase of a home in connection with her relocation to the San Francisco Bay Area. $1,000,000 of the loan was due and payable on the earlier of May 15, 2005 or within 30 days from the date of Ms. Potter’s termination of employment with Genentech. $1,000,000 of the loan was forgiven in equal installments of $200,000 each on May 15, 2001 through 2005. We agreed to pay to Ms. Potter the amount equal to the federal and state income taxes payable in connection with the forgiveness of the repayment of each installment. The remaining $200,000 of the loan was to be due and payable in four equal installments of $50,000 on each of the dates Ms. Potter received her annual performance bonus from us. The largest amount outstanding under this loan during 2005 was $1,200,000. The loan was repaid in 2005. The loan was interest-free to Ms. Potter but interest was required to be imputed under the Internal Revenue Code. Imputed interest in the amount of $32,489 for the repayable portion of the loan was calculated using the applicable federal rate of 6.51% and, together with the forgiven principal amount of $200,000 on May 15, 2005, reported as taxable compensation to Ms. Potter. Additional taxable compensation attributable to the loan forgiveness and imputed interest was grossed up for related taxes resulting in a tax payment we made on behalf of Ms. Potter of $168,664 and $27,399 with respect to the loan forgiveness and repayable portion, respectively, of the loan.

In 2001, we made a loan of $120,000 to Mr. David Ebersman for the purchase of a home in connection with his relocation to San Mateo County. This loan was due and payable on the earlier of the fifth anniversary of the date of the loan, the date of termination of Mr. Ebersman’s employment with us or sale of his residence. The largest amount outstanding under this loan during 2005 was $120,000. The loan was interest-free to Mr. Ebersman, but interest was required to be imputed under the Internal Revenue Code. Imputed interest in the amount of $3,546 was calculated based on the applicable federal rate of 4.96% and reported as taxable compensation to Mr. Ebersman. The loan was repaid in 2005.

In 2001, we made a loan of $150,000 to Dr. Richard Scheller as mortgage assistance. This loan is due and payable on the earliest of the fifth anniversary of the date of the loan, the date of termination of Dr. Scheller’s employment with Genentech or sale of his residence; provided, however, that the principal amount of the loan will be forgiven in five equal installments of $30,000 on each anniversary date of the loan if Dr. Scheller is employed by Genentech on such dates. The largest amount outstanding under this loan during 2005 was $60,000. The amount of this loan outstanding as of December 31, 2005 was $30,000. The loan is interest-free to Dr. Scheller, but interest is required to be imputed under the Internal Revenue Code. Imputed interest in the amount of $2,378 was calculated based on the applicable federal rate of 4.93% and, together with the forgiven principal amount of $30,000 on the fourth anniversary of the loan, reported as taxable compensation to Dr. Scheller. Additional taxable compensation attributable to the imputed interest and the forgiven principal amount was grossed up for related taxes resulting in a tax payment by Genentech of $2,006 and $16,693, respectively, on behalf of Dr. Scheller.

In early 2004, we made a loan of $1,000,000 to Dr. Patrick Yang for the purchase of a home in connection with Dr. Yang’s relocation to the San Francisco Bay Area. The loan was due and payable on the earlier of five years from the date of the loan, the date of termination of Dr. Yang’s employment with Genentech, the sale of his home or upon the occurrence of any other event specified in the promissory note representing the loan. The loan accrued interest at the applicable federal rate of 3.31%, compounded semi-annually, subject to adjustment as specified in the promissory note. The largest amount outstanding under the loan during 2005 was $1,000,000. The amount of loan outstanding as of December 31, 2005 was $1,000,000. Dr. Yang repaid this loan in early 2006.

In early 2004, we made a loan of $1,160,000 to Mr. Ian Clark for the purchase of a home in connection with Mr. Clark’s relocation to the San Francisco Bay Area. The loan was due and payable on the earlier of five years from the date of the loan, the termination of Mr. Clark’s employment with Genentech, the sale of Mr. Clark’s home covered by the loan or the date of certain breaches of the deed of trust covering the property. The loan accrued interest at the applicable federal rate of 3.49%, subject to adjustment as specified in the promissory note. The largest amount outstanding under this loan during 2005 was $999,700. Mr. Clark paid this loan in 2005 and, in accordance with the terms of the promissory note regarding pre-payment, 50% of the accrued and unpaid interest, in the amount of $22,168, was forgiven by Genentech.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and approving the Company’s compensation and benefits plans, programs and policies and determining the compensation of our executive officers, including that of Dr. Levinson, our Chairman and CEO. The Committee is comprised of all the directors, except Dr. Levinson.

Compensation Philosophy

The Committee’s compensation policies with respect to our executive officers, including our CEO, are designed to link pay with performance and stockholder returns over the long-term and to attract, motivate and retain executives who are critical to the Company’s long-term success. The key components of our executive compensation program are base salary, bonus and stock option awards, with some emphasis on stock option awards to reinforce the link between long-term executive incentives and the creation of stockholder value as measured by the equity markets. In the Committee’s annual review of salaries, bonuses and stock option awards, the Committee determines executive compensation based upon (i) individual role, responsibilities and performance during the past year, (ii) a review of compensation paid to executive officers in similar positions by peer companies in the pharmaceutical and biotechnology industries and (iii) corporate performance as measured against the Company’s corporate goals for a particular fiscal year as well as the performance of peer companies in the pharmaceutical and biotechnology industries.

Base Salaries

The Committee determines executive officer base salaries, including that of our CEO, on an annual basis after reviewing published survey data of base salaries at biotechnology and pharmaceutical companies and in some instances, a company in another industry if a comparison is appropriate for a specific executive officer position. The survey data is compiled by an independent compensation specialist who reviews base salaries at those comparable companies and at any additional companies we select. This peer group may include companies other than those represented in the Standard & Poor’s 500 Pharmaceuticals Index or the Standard & Poor’s 500 Biotechnology Index shown on our Performance Graph on page 32. Based upon a review of the survey data as well as a review of individual performance during the prior year, the Committee sets the base salary of our executive officers to be competitive with the base salaries paid by the peer companies to similarly situated executives.

Stock Option Awards

In awarding stock options to our executive officers, including our CEO, on an annual basis, the Committee considers the following factors: retention, individual performance and overall contribution, the total number of shares in the award pool and an analysis of stock option awards made by a peer group of 12 biotechnology and pharmaceutical companies identified by an independent compensation specialist. This peer group consists of companies in the biotechnology and pharmaceutical industries that are both larger and smaller than Genentech according to specific measures including market capitalization and total annual revenues. A number of these companies are represented in the Standard & Poor’s 500 Pharmaceuticals Index and the Standard & Poor’s 500 Biotechnology Index shown on our Performance Graph. The Committee uses a multi-step process to determine executive officer grants. It first calculates the number of shares in our overall option award pool by analyzing the

(1)	The material in this report and under the caption “Performance Graph” are not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

relationship between the number of shares in a peer group company’s stock option award pool (as a percentage of outstanding shares) and the company’s market capitalization. Based on this analysis, the Committee derives an appropriate percentage of outstanding shares, based on our market capitalization, for the overall option award pool. The Committee then reviews the median and the average percentages of the stock option award pool granted to comparable executive officers at the peer group companies and chooses a mid-range of percentages for each of the executive officer positions, including that of the CEO. Once an appropriate range for an executive officer grant has been established, the Committee determines the specific option award for an executive officer, based on its subjective evaluation of factors such as the retention value of the options to be granted and the individual’s past performance, as measured by the success of the Company, and expected future contributions. The Committee’s policy on stock option awards is designed to align the interests of our executive officers with those of our stockholders and to motivate our executive officers to achieve superior performance over the long-term.

Bonuses

Bonuses are provided to our executive officers, including our CEO, in connection with our Company’s annual performance Bonus Program. Payment of bonuses is expressly linked to successful achievement of specified corporate performance goals that the Committee approves annually at its December meeting for the following fiscal year. Among other things, these goals determine the amount of funds available in the bonus pool and if a bonus will be paid to all eligible employees. For fiscal year 2005, the corporate performance goals were as follows:

(i)	Corporate and financial performance, including increasing earnings per share, meeting specific productivity goals and managing operational budgets within specified targets;

(ii)	Commercial performance, including increasing U.S. product sales, increasing margins resulting from the sale of our products, forming strategic alliances by in-licensing products and establishing relationships with other companies;

(iii)	Research and development performance, including timing of regulatory filings, initiating or completing specified clinical trials investigating the use of new products, selecting new products for development;

(iv)	Product operations and regulatory, quality and compliance performance, including maintaining target levels of inventory, operating at budgeted cost of production and achieving certain regulatory objectives; and

(v)	Employee development performance, with a focus on enhancing leadership and management development and effectively orienting new employees.

In setting these goals, the Committee is aware of the long development cycle for biotherapeutics. The Committee’s selection of corporate performance goals for bonuses seeks to balance the desire for immediate increase in earnings and other financial performance measures and the longer term goal of enhancing stockholder value by bringing to market many of the potential therapies in our research and development pipeline.

In February 2006, the Committee reviewed the Company’s 2005 corporate goals. Based on a review of the Company’s performance for 2005 and an evaluation of compensation practices at peer companies in the biotechnology and pharmaceutical industries, the Committee set a range of percent of salary for the CEO’s bonus and another range of percent of salary for bonuses to members of the Company’s management Executive Committee. Within the applicable ranges, the Committee allocated a bonus to our CEO based on (i) the Company’s successful achievement of the corporate goals discussed above and the Committee’s view that our CEO’s performance in the Company’s achievement of those goals was superior and (ii) our CEO’s successful achievement of his own goals. Within the applicable ranges, the Committee also determined the bonus for each management Executive Committee member based on the Committee’s subjective evaluation of the individual’s performance and the recommendation of the CEO.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our five most highly compensated executive officers. Under Section 162(m), we generally may deduct compensation paid to such an officer only to the extent that it does not exceed $1 million during any calendar year or is “performance-based” as defined in Section 162(m). Current cash compensation paid to three of our five most highly compensated executive officers is more than $1 million per year and any amount in excess of $1 million is not deductible to the Company. We expect that the deductibility limit of Section 162(m) currently will not have a material effect on Genentech’s results of operations.

From the members of the Compensation Committee of Genentech:

Herbert W. Boyer

William M. Burns

Erich Hunziker

Jonathan K. C. Knowles

Debra L. Reed (since August 15, 2005)

Mark Richmond (until October 31, 2005)

Charles A. Sanders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January through August 2005, our Compensation Committee consisted of Mr. Burns and Drs. Boyer, Hunziker, Knowles, Richmond and Sanders. Upon the election of Ms. Reed to the Board in August 2005 and through October 2005, our Compensation Committee consisted of Mr. Burns, Ms. Reed and Drs. Boyer, Hunziker, Knowles, Richmond and Sanders. After Dr. Richmond’s retirement from the Board on October 31, 2005, our Compensation Committee consisted of Mr. Burns, Ms. Reed and Drs. Boyer, Hunziker, Knowles and Sanders for the remainder of 2005.

Dr. Boyer, a co-founder of the Company, was a Vice President of Genentech from 1976 to 1991.

Mr. Burns was appointed Chief Executive Officer of the Pharmaceuticals Division, The Roche Group in 2005 and from 2001 to 2004 was Head of such division. He is a member of the Corporate Executive Committee of The Roche Group.

Dr. Hunziker joined The Roche Group as Chief Financial Officer in 2001. He is a member of the Corporate Executive Committee of The Roche Group.

Dr. Knowles joined The Roche Group in 1997 as Head of Global Research. He is a Deputy Head of the Corporate Executive Committee of The Roche Group.

Pursuant to the terms of the affiliation agreement, Mr. Burns and Drs. Hunziker and Knowles are serving on our Compensation Committee as designees of Roche. See “Relationship with Roche” above and “Certain Relationships and Related Transactions” below for a description of our relationship with Roche.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Herceptin and Omnitarg Licensing Agreement

We have an agreement with Hoffmann-La Roche, providing them with exclusive marketing rights outside of the United States for Herceptin® and Omnitarg™. Hoffmann-La Roche’s Penzberg, Germany facility is the primary site for the manufacturing of Herceptin to supply ex-U.S. territories.

Amended and Restated Licensing Agreement

We have an amended and restated licensing agreement with Hoffmann-La Roche to license, use and sell some of our products in non-U.S. markets as described under the heading “Licensing and Marketing Agreement” under the section “Relationship with Roche.” This agreement was further amended in April 2004 to add certain Genentech products under Hoffmann-La Roche’s commercialization and marketing rights for Canada.

Research Collaboration Agreement

In April 2004, we entered into a research collaboration agreement with Hoffmann-La Roche that outlines the process by which Hoffmann-La Roche and Genentech will conduct and share in the costs of joint research on certain molecules in areas of mutual interest. The agreement further outlines how development and commercialization efforts will be coordinated with respect to select molecules, including the financial provisions for a number of different development and commercialization scenarios undertaken by either or both parties.

Related Party Transactions in 2005

In 2005 under all our agreements and arrangements with Roche, contract revenue from Hoffmann-La Roche and its affiliates, including amounts earned related to ongoing development activities after option exercise dates, totaled $65.2 million. All other revenues from Roche, Hoffmann-La Roche and their affiliates, principally royalties and product sales, totaled $661.9 million in 2005. Cost of sales included amounts related to Hoffmann-La Roche of $154.3 million in 2005. R&D expenses in 2005 include amounts of $159.1 million related to our R&D collaboration with Roche.

We entered into a Transition Agreement with Myrtle S. Potter which became effective on August 10, 2005 (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Potter’s employment and position as our President of Commercial Operations automatically terminated on August 10, 2005, and commencing upon that date, Ms. Potter became a consultant to the Company. The Transition Agreement also provides as follows:

•	Ms. Potter’s status as a consultant to the Company will continue until September 30, 2006 unless terminated prior to that date in accordance with the terms of the Transition Agreement.

•	We agree to pay Ms. Potter the lump sum of $1,216,000 within five days of August 10, 2005. We also agree to pay Ms. Potter $101,333 for each month of her consultancy. In addition, for any consulting services provided that exceed 20 hours for that month, we will pay Ms. Potter the sum of $500 per hour of consulting time spent.

•	Upon our substantial breach of the Transition Agreement, Ms. Potter may terminate her consultancy and shall be entitled to receive an amount equal to $1,216,000, reduced by the aggregate amount of monthly payments of $101,333 already made, and all then outstanding unvested options which would vest by September 15, 2006 become vested.

•	If Ms. Potter initiates employment after March 31, 2006 with any other organization for which she receives cash and/or equity compensation of $500,000 or more on an annualized basis, then we will pay Ms. Potter an amount equal to $1,216,000, reduced by the aggregate number of monthly payments of $101,333 already made, and all then outstanding unvested stock options will be immediately canceled and forfeited.

•	We and Ms. Potter each waive certain causes of action against each other.

•	Ms. Potter’s outstanding stock options will continue to vest and be exercisable during her term as a consultant in the same manner as they were during her employment. The stock options will cease to vest when her consultancy ends.

•	We will make COBRA medical and dental insurance coverage available to Ms. Potter for her and her current dependents.

The spouse of Dr. Patrick Yang is employed at Genentech in a non-officer position and in a group outside of Product Operations (the group headed by Dr. Yang). Her salary and bonus in 2005 totaled approximately $116,000, and are commensurate with the compensation of other Genentech employees in similar positions.

PERFORMANCE GRAPH

We show below the cumulative total return to our stockholders during the period from December 31, 2000 through December 31, 2005 in comparison to the cumulative return on the Standard & Poor’s 500 Index, the Standard & Poor’s 500 Pharmaceuticals Index and the Standard & Poor’s 500 Biotechnology Index during that same period.(1) The results assume that $100 was invested on December 31, 2000.

Company / Index	Base Period December 2000	Years Ending
		December 2001	December 2002	December 2003	December 2004	December 2005
GENENTECH, INC	100	66.56	40.69	114.81	133.60	226.99
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
S&P 500 PHARMACEUTICALS	100	85.46	68.33	74.33	68.81	66.49
S&P 500 BIOTECHNOLOGY	100	96.27	76.62	98.73	106.24	125.66

(1)	The total return on investment (change in year end stock price plus reinvested dividends) assumes $100 invested on December 31, 2000 in our common stock, the Standard & Poor’s 500 Index, the Standard & Poor’s 500 Pharmaceuticals Index and the Standard & Poor’s 500 Biotechnology Index. The Standard & Poor’s 500 Pharmaceuticals Index was comprised at December 31, 2005 of Abbott Laboratories, Allergan, Inc., Bristol-Myers Squibb Company, Lilly (Eli) and Company, Forest Laboratories, Inc., Johnson & Johnson, King Pharmaceuticals, Inc., Merck & Co., Inc., Mylan Laboratories Inc., Pfizer Inc., Schering-Plough Corporation, Watson Pharmaceuticals, Inc. and Wyeth. The Standard & Poor’s 500 Biotechnology Index was comprised at December 31, 2005 of Amgen Inc., Applera Corporation, Biogen Idec Inc., Chiron Corporation, Genzyme Corporation, Gilead Sciences, Inc. and MedImmune, Inc.

AUDIT COMMITTEE MATTERS

The Audit Committee of the Board of Directors consists of Drs. Boyer and Sanders and Ms. Reed, with Dr. Sanders acting as the Chair of the Committee. Ms. Reed joined the Audit Committee in August 2005. Sir Mark Richmond served on the Audit Committee in 2005 until his retirement from the Board on October 31, 2005. The Committee meets regularly with management, the independent registered public accounting firm and the general auditor, both jointly and separately, recommends the independent registered public accounting firm to the Board, and reviews our financial reporting process on behalf of the Board. The Committee operates under a formal written charter attached as Appendix B to this Proxy Statement and available on the Company’s website at www.gene.com. The charter is available in print to any stockholder who requests it by contacting our Investor Relations department at Genentech, Inc., 1 DNA Way, South San Francisco, California 94080-4990 or by telephone at (650) 225-4150.

Each member of the Audit Committee is an independent director as defined in our bylaws and discussed under “Relationship with Roche” on page 4 above. In addition, the Board has determined that each member of the Audit Committee does not have a material relationship with the Company or Roche either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company or Roche and is independent in accordance with NYSE corporate governance listing standards. Furthermore, the Board has determined that each Audit Committee member is “financially literate” and that Ms. Reed and Dr. Sanders have “accounting or related financial management expertise” in accordance with NYSE corporate governance listing standards. The Board determined that Ms. Reed also qualifies as an “audit committee financial expert” as defined under SEC rules.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. Our independent registered public accounting firm and senior management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with a pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to Dr. Sanders, the committee chair, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2005.

Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations.

The independent registered public accounting firm is responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 with management and the independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Ernst & Young LLP has provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Genentech’s Annual Report on Form 10-K for the year ended December 31, 2005.

From the members of the Audit Committee of Genentech:

Herbert W. Boyer

Debra L. Reed (since August 15, 2005)

Mark Richmond (until October 31, 2005)

Charles A. Sanders

(1)	The material in this report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006 and has directed management to submit the selection of Ernst & Young LLP for ratification by the stockholders at the 2006 annual meeting.

Ernst & Young LLP has audited our financial statements since our inception in 1976. Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

Stockholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by the bylaws or otherwise. The Board of Directors is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, the Board of Directors will consider whether to retain that firm for the year ending December 31, 2006.

A majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR APPROVAL OF PROPOSAL 3.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The aggregate fees billed by Ernst & Young LLP to the Company for fiscal years 2005 and 2004 for the professional services described below are as follows:

	2005	2004
Audit fees(1)	$2,814,500	$1,952,483
Audit-related fees(2)	$149,452	$311,049
Tax fees(3)	$254,211	$502,883
All other fees(4)	$0	$2,246

(1)	Represents fees for the audit of our annual consolidated financial statements and review of the consolidated financial statements included in our Form 10-Q’s.

(2)	Represents fees for services related to the performance of the year-end audit and quarterly review of the financial statements and the audit of our employee benefit plans.

(3)	Represents fees for services relating to transaction reviews, tax regulatory matters, tax return review and expatriate tax matters.

(4)	Represents fees for professional services.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for recommendations of candidates for election to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given written notice to our Corporate Secretary, c/o Genentech, Inc., 1 DNA Way, MS 49, South San Francisco, California 94080-4990, not less than ninety days before the one year anniversary of the date on which we first mailed our Proxy Statement to stockholders in connection with the previous year’s annual meeting of stockholders. To be timely for the 2007 annual meeting of stockholders, a stockholder’s notice must be delivered or mailed and received at our principal executive offices by December 14, 2006. However, in the event that the annual meeting has been changed by more than thirty days from the date of the prior year’s meeting, notice by the stockholder must be received not later than the later of ninety days in advance of such annual meeting and ten days following the date on which public announcement of the date of the meeting is first made. In addition to the timing requirements stated above, any stockholder proposal to be brought before the annual meeting must set forth (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on our books, of the stockholder proposing such business, (C) the class and number of shares of our common stock that are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business, and (E) any additional information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, our stockholders who want to submit proposals for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the 1934 Act. For such proposals to be included in stockholder proxy materials relating to our 2007 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than November 14, 2006. Such proposals must be delivered to our Corporate Secretary, c/o Genentech, Inc., 1 DNA Way, MS 49, South San Francisco, California 94080-4990.

The Company was not notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the 2006 annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors, executive officers and those persons owning more than 10% of our equity securities to file reports of holdings and transactions in our equity securities with the SEC. Copies of these reports are required to be furnished to us. We believe that all Forms 3, 4 and 5 required to be filed were filed on time during 2005.

HOUSEHOLDING

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided certain conditions are met. We will continue to provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our Proxy Statement and annual report at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may send your request by mail to our Investor Relations department at Genentech, Inc., 1 DNA Way, South San Francisco, California 94080- 4990 or by telephone at (650) 225-4150.

If you currently receive multiple copies of the company’s proxy materials and would like to participate in householding, please contact our Investor Relations department at the address or phone number described above.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting, but if other matters do properly come before the annual meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Appendix A

Genentech, Inc. 1991 Employee Stock Plan

1. Purpose

The purpose of this 1991 Employee Stock Plan (the “Plan”) is to provide employees of Genentech, Inc. (the “Company”), and its U.S. subsidiaries designated by the Company’s Board of Directors, who wish to become stockholders of the Company an opportunity to purchase (i) shares of Common Stock of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Eligible Employees

Subject to the provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment of the Company on the day on which a Grant Date (as defined in Section 3 below) occurs is eligible to participate in an offering of Shares made by the Company hereunder. In addition, the Board of Directors may at any time designate one or more of the Company’s U.S. subsidiary corporations (as defined in Section 425(f) of the Code) to be included in an offering of Shares under the Plan. Full-time employment shall mean employment by the Company or its designated U.S. subsidiary for:

(a)	20 hours or more per week; and

(b)	more than five months in the calendar year.

3. Grant Dates

From time to time, the Board of Directors may fix a date (a “Grant Date”) or a series of dates (each of which is a “Grant Date”) on which the Company will grant rights to purchase Shares (“Rights”) to employees eligible to participate.

4. Prices

The purchase price per Share for Shares covered by a grant of Rights hereunder shall be determined by the Board of Directors, but in no event shall be less than the lesser of:

(a)	eighty-five percent (85%) of the fair market value of a Share on the Grant Date on which such Right was granted; or

(b)	eighty-five percent (85%) of the fair market value of a Share on the date such Right is exercised as to that Share.

5. Exercise of Rights and Method of Payment

(a)	Rights granted under the Plan will be exercisable on specific dates as determined by the Board of Directors.

(b)	The method of payment for Shares purchased upon exercise of Rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions or other payments in exercise of Rights unless specifically provided for by the Board of Directors.

6. Terms of Rights

Rights granted hereunder shall be exercisable during a twenty-seven (27) month period or such shorter period as determined by the Board of Directors. All Rights granted to an employee shall terminate upon termination of full-

time employment of the employee. Any payments received by the Company from a participating employee with respect to a Right granted hereunder and not utilized for the purchase of Shares upon exercise of such Right shall be promptly returned to such employee by the Company after termination of such Right, except that amounts that were not so utilized because such amounts were insufficient to purchase a whole Share may be applied toward the purchase of Shares pursuant to a Right subsequently granted hereunder, if any.

7. Shares Subject to the Plan

No more than Fifty Two Million Four Hundred Thousand (52,400,000) Shares may be sold pursuant to Rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding Rights granted hereunder, in the exercise price of the Rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a Right and each Right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing Rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to Rights under the Plan. If for any reason any Right under the Plan terminates in whole or in part, Shares subject to such terminated Right may again be subject to a Right under the Plan.

8. Limitations on Grants

Anything to the contrary notwithstanding, pursuant to Section 423 of the Code:

(a)	No employee shall be granted a Right hereunder if such employee, immediately after the Right is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent corporation (as defined in Section 425(c) of the Code) or any subsidiary corporation, in each case computed in accordance with Section 423(b)(3) of the Code.

(b)	No employee shall be granted a Right which permits his Rights to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such Shares (determined at the time such Right is granted) for each calendar year in which such Right is outstanding at any time, all in accordance with the provisions of Section 423(b)(8) of the Code.

9. Limits on Participation

(a)	Participation shall be limited to eligible employees who enroll under the Plan.

(b)	No Right granted to any participating employee shall cover more than Ninety Six Thousand (96,000) Shares.

(c)	No more than One Million Four Hundred Forty Thousand (1,440,000) Shares may be purchased during any calendar quarter upon the exercise of Rights granted under the Plan; provided, however, that for those calendar quarters in which the Company pays regular annual bonuses to eligible employees, the maximum aggregate number of Shares which may be purchased upon the exercise of Rights shall be One Million Six Hundred Thousand (1,600,000) Shares. If the aggregate purchases of Shares upon exercises of Rights granted under the Plan would exceed the applicable maximum number for a particular calendar quarter, the maximum permitted number of Shares shall be allocated to the exercising participants in proportion to the number of Shares they would otherwise purchase during such calendar quarter.

10. Employee’s Rights as Stockholder

No participating employee shall have any Rights as a stockholder in the Shares covered by a Right granted hereunder until such Right has been exercised, full payment has been made for the corresponding Shares and the purchase has been entered in the records of the Transfer Agent for the Shares.

11. Rights Not Transferable

Rights under the Plan are not assignable or transferable by a participating employee.

12. Amendments or Discontinuance of the Plan

The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing Rights of all participating employees shall not be adversely affected thereby, except that in the case of a participating employee of a foreign branch of the Company or a designated U.S. subsidiary corporation the Plan may be varied to conform with local laws, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the stockholders of the Company:

(a)	Increase the total number of Shares which may be offered under the Plan;

(b)	Amend the Plan in any manner which would render Rights granted hereunder unqualified for special tax treatment under Section 421 of the Code.

13. Effective Date and Approvals

The Plan shall become effective as of January 1, 1991. The Company’s obligation to offer, sell or deliver its Shares under the Plan is subject to the approval of the Company’s stockholders and any governmental approval required in connection with the authorized issuance or sale of such Shares and is further subject to the determination by the Company that all applicable securities laws have been complied with.

14. Administration of the Plan

The Board of Directors or any committee or person(s) to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

Appendix B

GENENTECH, INC.

AUDIT COMMITTEE CHARTER

PURPOSE OF COMMITTEE

The purpose of the Audit Committee of Genentech, Inc. (the “Company”) is to assist the Board of Directors in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and financial reporting. The Audit Committee’s responsibilities are limited to oversight. It is the responsibility of management, not the Audit Committee, to prepare and present financial statements, to maintain appropriate financial reporting practices and controls, and to provide reasonable assurance that the Company’s financial statements are complete and accurate and in accordance with applicable accounting standards, laws and regulations. It is the responsibility of the independent registered public accountants, not the Audit Committee, to plan and perform independent audits of the Company’s financial statements in accordance with auditing standards and to audit management’s assessment of the effectiveness of internal controls over financial reporting. Each member of the Audit Committee is entitled to rely on the accuracy of financial or other information provided by persons at Genentech as well as by professionals and experts (including the independent registered public accountants and the Company’s general auditor).

The members of the Audit Committee are not auditors and in fulfilling their responsibilities under this charter are not expected to follow the policies or procedures of independent or general auditors. In particular, the term “review” as used in this charter is not intended to have the meaning set forth by the Public Company Accounting Oversight Board for a review of interim financial statements as described in AU 722 Interim Financial Information (“SAS 100”) (which defines the term “review” to include a particular set of required procedures to be undertaken by independent registered public accountants).

It is the charter of the Audit Committee to act for the Board as follows:

•	Monitoring the integrity of the Company’s financial statements and financial reporting process.

•	Reviewing management’s programs to:

1.	Maintain adequate systems of internal controls regarding finance and accounting, including legal and regulatory compliance matters related thereto,

2.	Safeguard the Company’s assets,

3.	Provide appropriate reserves for any legal or regulatory issues and

4.	Assess and manage risk.

•	Monitoring the independence and performance of the Company’s independent registered public accountants, including annual financial audit, quarterly reviews and non-audit services. The Audit Committee is responsible for the selection, compensation, evaluation and replacement, where appropriate, of the independent registered public accountants. The independent registered public accountants report directly to, and are directly accountable to the Audit Committee.

•	Reviewing the overall scope and plans for the annual general audit, and the integrated audit of the independent registered public accountants, including the adequacy of staffing and budget or compensation.

•	Pre-approving all audit services and all other permitted services as follows:

1.	audit- related services,

2.	tax services and

3.	other services to be performed by the independent registered public accountants.

The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next meeting.

•	Assuring that the independent registered public accounting firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under rules of the Securities and Exchange Commission (the “SEC”).

•	Engaging, monitoring the performance of, and replacing the general auditor and reviewing the scope and results of the Company’s general audit program.

•	Reviewing procedures for the receipt, retention, and treatment of complaints regarding the accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees regarding accounting or auditing matters they consider questionable.

•	Reviewing and reassessing this charter at least annually and obtaining the approval of the Board of Directors.

•	Discussing with the independent registered public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, and as amended by the Statement on Auditing Standards No. 90, and other matters required under SEC and Public Company Accounting Oversight Board (PCAOB) regulations.

•	Preparing the report of the Audit Committee as required by SEC to be included in the Company’s annual proxy statement, in accordance with the required frequency.

•	Requesting the review of significant changes or new events at the Company or significant developments in accounting rules which have significant financial implications or risks or will likely require additional reporting or changes in accounting or operating practices.

•	Reviewing and discussing the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accountants, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discussing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Discussing policies with respect to risk assessment and risk management.

•	Meeting separately, periodically, with management, with general auditors (or other personnel responsible for the general audit function), and with independent registered public accountants.

•	Reviewing and discussing the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company’s Annual Report on Form 10-K. Also, the Audit Committee shall discuss the results of the annual audit and any matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB (United States).

•	Reviewing the Company’s financial statements including: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal control over financial reporting and any specific remedial actions adopted in the case of significant deficiencies or material weaknesses; (ii) discussions with management and the independent registered public accountants regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (iv) consideration of the judgment of both management and the independent registered public accountants about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements.

•	Receiving and reviewing a report from the independent registered public accountants, prior to the filing of the Company’s Annual Report on Form 10-K, on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

•	Reviewing with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accountants’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); and any “management” or “internal control” letter issued, or proposed to be issued, by the independent registered public accountants to the Company that is in addition to their audit report on the effectiveness of internal control over financial reporting.

•	Reviewing: 1) a description of the quality control procedures the independent registered public accountants firm has established and 2) a report from the independent registered public accountant’s firm describing any material issues raised by the most recent quality control review of the firm or peer review as well as any inquiry or investigation by governmental or professional authorities, within the preceding five years, if any, and describing the steps the firm has taken to deal with any reported problems, and all relationships between the independent registered public accountants and the Company.

•	Performing a self-assessment of the performance of the Audit Committee at least annually.

To carry out these responsibilities, the Audit Committee shall meet regularly and report its activities to the full Board after such meetings.

TERM AND MEMBERSHIP

The Audit Committee shall be appointed by the Board of Directors and shall consist of at least three members, all of whom must be independent. Each Audit Committee member shall serve until resignation from the Committee or replacement by the Board.

Each of the Audit Committee members shall meet the independence requirements under the applicable rules of the NYSE and rules and regulations of the SEC. Each Audit Committee member shall be “financially literate,” as defined by the Board, or attain such status within a reasonable period after appointment. At least one member shall have “accounting or related financial management expertise” as defined by the Board.

RESPONSIBILITIES – MEETING FREQUENCY

In general, it is expected that the Audit Committee be vigilant and effective overseers of the financial reporting process and the Company’s internal financial controls. In so doing, it is intended that the standing annual agenda of the Committee, prepared and reviewed annually, represents the Board’s expectations of the Committee’s activities and responsibilities. Five meetings and seven teleconferences of the Committee have been established to provide sufficient time for discussion of the agenda topics.

In addition, any other business which either the Audit Committee, the independent registered public accountants, or management feels is appropriate will be added to the agenda. Also, the Audit Committee shall have the authority to retain and compensate (with funding provided by the Company) special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee is also responsible for approving Company hiring policies related to employees or former employees of the independent registered public accountants.

Genentech, Inc.

Mark this box with an X if you have made changes to your name or address, indicate the changes above and return your proxy card by mail.

Annual Meeting Proxy Card

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PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

A Election of Directors

1. The Board of Directors of Genentech, Inc. recommends a vote FOR the nominees for director listed below.

01—Herbert W. Boyer 04—Jonathan K.C. Knowles 07—Charles A. Sanders

For Withhold

02—William M. Burns

05—Arthur D. Levinson

For Withhold

03—Erich Hunziker

06—Debra L. Reed

For Withhold

B Proposals

The Board of Directors recommends a vote FOR proposals 2 and 3.

2. To approve an amendment to the 1991 Employee Stock Plan.

3. To ratify the selection of Ernst & Young LLP as independent registered public accounting firm of Genentech for the year ending December 31, 2006.

For Against Abstain

4. By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Mark this box with an X if you plan to attend the Meeting.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more that one trustee, all should sign. All joint owners must sign.

Signature 1—Please keep signature within the box

Signature 2—Please keep signature within the box

Date (mm/dd/yyyy)

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Proxy GENENTECH, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 20, 2006

The undersigned appoints Stephen G. Juelsgaard and Arthur D. Levinson, and each of them, as proxies of the undersigned, each with full power of substitution, to vote all of the shares of common stock of Genentech, Inc. (“Genentech”) held of record by the undersigned as of February 22, 2006 at the Annual Meeting of Stockholders of Genentech to be held at the Westin Hotel, 1 Old Bayshore Highway, Millbrae, California on Thursday, April 20, 2006, commencing at 10:00 a.m., local time, and at any adjournment or postponement of the Annual Meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

FOR 401(k) PLAN PARTICIPANTS

THE SHARES CREDITED TO YOUR ACCOUNT WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED, OR IF THE CARD IS NOT RECEIVED BY APRIL 17, 2006, THE SHARES CREDITED TO YOUR ACCOUNT WILL NOT BE VOTED.

FOR REGISTERED STOCKHOLDERS

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PERSONS NAMED ABOVE IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Telephone and Internet voting are available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Please note that all 401(k) Plan Participant votes cast via telephone or the Internet must be cast prior to 10:00 p.m., Pacific Daylight Time, on Monday, April 17, 2006. Please note that all registered stockholder votes cast via telephone or the Internet must be cast prior to 10:00 p.m., Pacific Daylight Time, Wednesday, April 19, 2006. If you wish to change or revoke your vote you may re-vote via telephone or the Internet, or return your properly completed proxy card; your latest vote received prior to the deadline will override each of your previous votes.

To vote using the Telephone (within U.S. and Canada)

Call toll-free 1800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following website:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING